UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under §240.14a-12

Q2 Holdings, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
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☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 29, 2026

Dear Stockholder:

You are cordially invited to attend this year's annual meeting of stockholders of Q2 Holdings, Inc. on June 10, 2026, at 1:00 p.m. Central Time. The annual meeting will be a completely "virtual" meeting. You will be able to attend the annual meeting, as well as vote and submit your questions during the live webcast of the meeting, by visiting www.virtualshareholdermeeting.com/QTWO2026 and entering the control number included on your proxy card or in the instructions that accompany your proxy materials.

Details regarding admission to the annual meeting and the business to be conducted at the annual meeting are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Whether or not you plan to attend the annual meeting, your vote is very important and we encourage you to vote promptly. You may vote by either marking, signing and returning the enclosed proxy card or using telephone or internet voting. For specific instructions on voting, please refer to the instructions on your enclosed proxy card. If you attend the annual meeting you will have the right to revoke the proxy and vote your shares virtually at the meeting. If you hold your shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from your brokerage firm, bank or other nominee to vote your shares.

Sincerely yours,
Matthew P. Flake
President, Chief Executive Officer and Chairman of the Board

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

DATE	Wednesday, June 10, 2026, at 1:00 p.m. Central Time

VIRTUAL ACCESS
The annual meeting will be a completely "virtual" meeting. You will be able to attend the annual meeting, as well as vote and submit your questions during the live webcast of the meeting, by visiting www.virtualshareholdermeeting.com/QTWO2026 and entering the control number included on your proxy card or in the instructions that accompany your proxy materials.

PURPOSES	1. To elect seven directors to hold office for one-year terms or until their respective successors are elected and qualified, or their earlier death, resignation or removal;

2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

3. To vote on an advisory basis to approve the compensation of our named executive officers, or NEOs; and

4. To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

RECORD DATE
You can vote if you were a stockholder of record at the close of business on April 15, 2026. Attendance at the meeting is limited to stockholders or their proxy holders and company guests. Only stockholders or their valid proxy holders may address the meeting.

VOTING
You may vote your shares by submitting a proxy by Internet, by telephone, or by completing, signing, dating and returning the enclosed proxy card or by voting while attending the annual meeting. To vote virtually during the live webcast of the annual meeting, please follow the instructions for attending and voting at the annual meeting posted at www.virtualshareholdermeeting.com/QTWO2026. You will need the control number included on the enclosed proxy card. All votes must be received by the inspectors of election appointed for the meeting before the polls close at the annual meeting. The proxy card describes your voting options in more detail. If for any reason you desire to revoke your proxy, you can do so at any time before it is voted.

MAILING	On or about April 29, 2026, we will mail to our stockholders a copy of this Proxy Statement, a proxy card and our 2025 Annual Report.

By order of the Board of Directors,

M. Scott Kerr
Senior Vice President, General Counsel & Corporate Secretary
April 29, 2026
Austin, Texas

IMPORTANT: Please vote your shares by submitting a proxy by Internet, by telephone, or by completing, signing, dating and returning the enclosed proxy card. The proxy card describes your voting options in more detail. If you attend the meeting, you may choose to vote at the meeting even if you have previously voted your shares.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 10, 2026. A complete set of proxy materials relating to our annual meeting, consisting of the Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report on Form 10-K for the year ended December 31, 2025, or Annual Report, is available on the Internet and may be viewed at www.proxyvote.com.

Attending the Meeting

The meeting will be held virtually on Wednesday, June 10, 2026 at 1:00 p.m. Central Time, through a live webcast on the website www.virtualshareholdermeeting.com/QTWO2026. You will need to enter the control number included on your proxy card or in the instructions that accompany your proxy materials to enter the virtual meeting.

We believe that hosting a virtual meeting is in the best interest of Q2 and its stockholders and enables increased stockholder attendance and participation because stockholders can participate from any location around the world. We believe a virtual meeting also provides expanded access, improved communication and cost savings for our stockholders while providing stockholders the same rights and opportunities to participate as they would have at an in-person meeting. Holding our meeting virtually also reduces the environmental impact of an in-person meeting, including attendee travel.

Stockholders attending the meeting virtually will be afforded the opportunity to participate in the annual meeting by asking questions via the Internet at www.virtualshareholdermeeting.com/QTWO2026. Through the online forum, you will be able to submit questions in writing in advance of the day of the annual meeting, vote and obtain copies of the proxy materials. In order to submit questions via the online forum, you will need your control number included on your proxy card or in the instructions that accompany your proxy materials. As part of the annual meeting, we will hold a Q&A session, during which we intend to answer pertinent questions submitted, as time permits.

If during the check-in time or during the annual meeting you have technical difficulties or trouble accessing the virtual meeting website, we will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the annual meeting login page.

Questions

For Questions Regarding:	Contact:
Annual meeting	Q2 Investor Relations IR@q2.com

Stock ownership for registered holders	Equiniti Trust Company, LLC (800) 937-5449 (within the U.S. and Canada) or (718) 921-8124 (worldwide) or helpast@equiniti.com

Stock ownership for beneficial holders	Please contact your broker, bank or other nominee

Voting for registered holders	Q2 Investor Relations IR@q2.com

Voting for beneficial holders	Please contact your broker, bank or other nominee

Technical support during meeting	Please call the technical support number that will be posted on the annual meeting login page

Q2 Holdings, Inc.

Q2 HOLDINGS, INC.
10355 PECAN PARK BOULEVARD
AUSTIN, TEXAS 78729

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 10, 2026

The board of directors of Q2 Holdings, Inc. is soliciting your proxy for the 2026 annual meeting of stockholders to be held on June 10, 2026, or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and related materials are first being mailed to stockholders on or about April 29, 2026. References in this Proxy Statement to the "Company," "we," "our," "us" and "Q2" are to Q2 Holdings, Inc. and its consolidated subsidiaries, and references to the "annual meeting" are to the 2026 annual meeting of stockholders. When we refer to Q2's fiscal year, we mean the annual period ended on December 31. This Proxy Statement covers our 2025 fiscal year, which was from January 1, 2025 through December 31, 2025, or fiscal 2025.

SOLICITATION AND VOTING

Record Date

Only stockholders of record at the close of business on April 15, 2026 will be entitled to notice of and to vote at the meeting and any adjournment thereof. At the close of business on April 15, 2026, a total of 62,600,423 shares of our common stock were outstanding and entitled to vote. Each share of common stock has one vote.

Quorum

A majority of the shares of common stock issued and outstanding as of the record date must be represented at the meeting, either by virtual attendance or by proxy, to constitute a quorum for the transaction of business at the meeting. Your shares will be counted towards the quorum if you submit a valid proxy (or one is submitted on your behalf by your broker or bank) or if you vote virtually at the meeting. Abstentions and "broker non-votes" (which are explained below) will each be counted as present for purposes of determining the presence of a quorum.

Vote Required to Adopt Proposals

Each share of our common stock outstanding on the record date is entitled to one vote on each of the seven director nominees. For the election of directors, the nominees to serve as directors will be elected by a plurality of the votes cast by the stockholders entitled to vote at the election. You may vote "For" or "Withhold" with respect to each director nominee. Each share of our common stock outstanding on the record date is entitled to one vote on each other matter presented. Approval of Proposal Nos. 2 and 3 each requires the affirmative vote of a majority in voting power of the shares in attendance at the meeting or represented by proxy and entitled to vote on the matter. Because Proposal No. 3, the vote on compensation of our NEOs, is advisory, it will not be binding upon our board of directors.

Effect of Abstentions and Broker Non-Votes

Broker non-votes occur when a beneficial owner of shares held in "street name" does not give instructions to the broker, bank or other nominee holding the shares as to how to vote on matters deemed "non-routine" by NYSE rules and regulations. Broker non-votes, if any, and shares voted "Withhold" will have no effect on the election of directors. For Proposal Nos. 2 and 3, broker non-votes, if any, will not be counted in determining the number of votes cast and will have no effect on the approval of these proposals, but abstentions will have the same effect as a vote against these proposals. Proposal No. 2, the ratification of our independent auditors, is a routine matter and if your shares are held in an account at a bank or brokerage firm, that bank or brokerage firm may vote your shares on Proposal No. 2, even if you do not provide instructions as to how to vote on the proposal. Banks and brokerage firms will not be permitted to vote your shares of common stock with respect to Proposal Nos. 1 and 3 unless you provide instructions as to how your shares should be voted. Your bank or broker will vote your shares on Proposal Nos. 1 and 3 only if you provide instructions on how to vote by following the instructions they provide to you. Accordingly, we encourage you to vote promptly, even if you plan to attend the annual meeting. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.

Voting Instructions

If you complete and submit your proxy card or voting instructions, the persons named as proxies on the proxy card will follow your voting instructions. If no choice is indicated on a signed and dated proxy card, the shares will be voted as the board of directors recommends on each proposal as follows: "FOR" the election of each of the nominees named herein; "FOR" the ratification of the appointment of our independent auditors; and "FOR" the approval on an advisory basis of the compensation of our NEOs.

Depending on how you hold your shares, you may vote in one of the following ways:

Stockholders of Record: You may vote by either marking, signing and returning the enclosed proxy card or using telephone or Internet voting. You may also vote virtually at the annual meeting.

Beneficial Stockholders: Your bank, broker or other holder of record will provide you with a voting instruction form for you to use to instruct them on how to vote your shares and your ability to submit your voting instructions by phone or over the Internet depends on your bank or broker’s voting process. Check the instructions provided by your bank, broker or other holder of record to see which voting options are available to you If the instructions you received indicate that you may vote your shares through www.proxyvote.com, you will need the control number indicated on that form. If you did not receive a control number, please contact your bank, broker or other holder of record before the annual meeting and obtain a legal proxy to be able to participate in or vote at the annual meeting.

Votes submitted by telephone or via the Internet must be received by 11:59 p.m. Eastern Time on June 9, 2026. Submitting your proxy by mail or telephone or via the Internet will not affect your right to vote virtually at the meeting should you decide to attend.

If you are a stockholder of record, you may revoke your proxy and change your vote at any time before the polls close by returning a later-dated proxy card, by voting again by Internet or telephone as more fully detailed in your proxy card or by delivering written instructions to the Corporate Secretary before the annual meeting. Attendance at the annual meeting will not in and of itself cause your previously voted proxy to be revoked unless you specifically so request or vote again at the annual meeting. If your shares are held in an account at a bank, brokerage firm or other agent, you may change your vote by submitting new voting instructions to your bank, brokerage firm or other agent, or by attending the annual meeting and voting virtually.

Solicitation of Proxies

We will bear the cost of soliciting proxies. In addition to soliciting stockholders by mail, we will request banks, brokers and other intermediaries holding shares of our common stock beneficially owned by others to obtain proxies from the beneficial owners and will reimburse them for their reasonable, out-of-pocket costs for forwarding proxy and solicitation material to the beneficial owners of common stock. We may use the services of our officers, directors and employees to solicit proxies, personally or by telephone, without additional compensation.

Voting Results

We will announce preliminary voting results at the annual meeting. We will report final results in a Current Report on Form 8-K that we will file with the Securities and Exchange Commission, or SEC.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The following seven individuals, each of whom is currently a director and whose term expires at the annual meeting, are nominated for election at the annual meeting for one-year terms that will expire at the 2027 annual meeting of stockholders, and until their respective successors are duly elected and qualified, or their earlier death, resignation or removal. If any of the nominees declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as we may designate. The proxies cannot vote for more than seven persons.

The seven nominees for director receiving the highest number of votes of shares of common stock will be elected. A "Withhold" vote will have no effect on the outcome of the vote. Broker non-votes will have no effect on the outcome of the vote.

We believe that each of our directors has demonstrated business acumen, ethical integrity and an ability to exercise sound judgment as well as a commitment of service to us and our board of directors.

✓
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF R. LYNN ATCHISON, MATTHEW P. FLAKE, STEPHEN C. HOOLEY, ANDRE L. MINTZ, JAMES R. OFFERDAHL, MARGARET L. TAYLOR AND LYNN ANTIPAS TYSON AS DIRECTORS.

PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

 The names of the nominees to be elected at this meeting and certain information about them as of April 29, 2026 is set forth below. Also set forth below are the specific experience, qualifications, attributes or skills that led our nominating and corporate governance committee to conclude that each person should serve as a director.

Name	Position	Age	Director Since
R. Lynn Atchison	Director	66	2017
Matthew P. Flake	President, Chief Executive Officer, Chairman of the Board and Director	54	2013
Stephen C. Hooley	Director	63	2020
Andre L. Mintz	Director	61	2025
James R. Offerdahl	Director	69	2010
Margaret L. Taylor	Director	75	2020
Lynn Antipas Tyson	Director	63	2021

Board Experience, Skills and Makeup

The collective experience of our directors reflects a balanced mix of the skills, expertise, background and viewpoints that we believe are integral to a well-functioning board. The following table summarizes those self-reported skills for each director nominee under several criteria we have identified as highly relevant to our current business strategy.

	Ms. Atchison	Mr. Flake	Mr. Hooley	Mr. Mintz	Mr. Offerdahl	Ms. Taylor	Ms. Tyson

Banking / Financial Services		✓	✓	✓		✓

Saas/Technology	✓	✓	✓	✓	✓	✓	✓

Executive Leadership "C-Level"	✓	✓	✓	✓	✓	✓	✓

Public Company Board	✓		✓	✓	✓	✓	✓

Finance / Strategy	✓	✓	✓	✓	✓	✓	✓

Global	✓	✓	✓	✓	✓	✓	✓

Compensation / Talent	✓		✓		✓	✓	✓

Risk Management	✓		✓	✓	✓

Regulatory			✓		✓		✓

ESG						✓	✓

Cyber Security / Privacy	✓		✓	✓

Directors Nominated for Election at the 2026 Annual Meeting of Stockholders

Biography

R. Lynn Atchison has been a member of our board of directors since March 2017. Ms. Atchison currently serves as a director of Bumble, Inc. (Nasdaq: BMBL), an online dating application. Ms. Atchison served as a director of Absolute Software Corporation (Nasdaq: ABST), a provider of endpoint resilience solutions, from August 2019 until July 2023. Ms. Atchison served as Chief Financial Officer of Spredfast, Inc., or Spredfast, a social marketing software provider, from February 2017 until September 2018 when it was acquired by Lithium Technologies, LLC. Prior to her time at Spredfast, Ms. Atchison served as the Chief Financial Officer of HomeAway, Inc., a provider of online vacation rental services, from August 2006 until March 2016 shortly after it was acquired by Expedia, Inc. From February 2004 to August 2006, Ms. Atchison was Chief Financial Officer of Infoglide Software Corporation, an enterprise software provider. Prior to 2004, Ms. Atchison held various consulting, financial leadership and CFO roles, including CFO of Hoover's, Inc., a provider of online business information and was an accountant with Ernst & Young LLP for eight years earlier in her career. Ms. Atchison holds a B.B.A. in Accounting from Stephen F. Austin State University and is National Association of Corporate Directors (NACD) Directorship Certified™. Ms. Atchison's extensive experience managing technology and software companies and her financial expertise make her a valuable member of our board of directors and audit and risk and compliance committees.

R. Lynn Atchison
Independent Director
Age: 66
Director Since 2017
Committees:
– Audit
– Risk and Compliance (Chair)

Biography

Matthew P. Flake has served as the Chief Executive Officer of Q2 Software, Inc., our sole operating subsidiary, since December 2011, as our Chief Executive Officer and a member of our board of directors since October 2013, as Chairman of our board of directors since June 2024, and as our President since November 2025. Mr. Flake previously served as our President from March 2019 until May 2023 and from March 2008 until August 2016. From June 2005 until March 2008, Mr. Flake served as our Vice President of Sales. Mr. Flake previously served as a Regional Sales Director at S1 Corporation, a provider of Internet-based financial services solutions from 2002 until May 2005. Prior to that, Mr. Flake was a Regional Sales Manager for Q-Up Systems, Inc., a provider of interactive web-based solutions for community banks and credit unions from August 1999 until 2002. Mr. Flake holds a B.A. in Business from Baylor University. Mr. Flake's extensive experience in the community banking industry and his perspective as our head of sales for multiple years and current Chief Executive Officer make him a valuable member of our board of directors.

Matthew P. Flake
President & Chief Executive Officer
Chairman of the Board and Director
Age: 54
Director Since 2013

Biography

Stephen C. Hooley has been a member of our board of directors since August 2020. Mr. Hooley currently serves as a director of Brighthouse Financial, Inc. (Nasdaq: BHF), a provider of annuities and life insurance. Mr. Hooley served as Board Chairman, Chief Executive Officer and President of DST Systems, Inc., a provider of technology-based information processing and servicing solutions until 2018. Prior to that, he served as Chairman of a joint venture between DST Systems and State Street Corporation. Previously, Mr. Hooley served in several executive leadership roles at State Street Corporation. He began his career as an engineer with Texas Instruments. Mr. Hooley previously served on the board of directors for Legg Mason until its acquisition by Franklin Templeton, on the board of directors of Stericycle, Inc. until its acquisition by Waste Management, and also previously served as director of DST Systems and Boston Financial Data Services. Mr. Hooley has a mechanical engineering degree from Worcester Polytechnic Institute. Mr. Hooley's extensive experience leading technology and financial services companies and his experience with other boards of directors makes him a valuable member of our board of directors and compensation and nominating and corporate governance committees.

Stephen C. Hooley
Independent Director
Age: 63
Director Since 2020
Committees:
– Compensation (Chair)
– Nominating and Corporate Governance

Biography

Andre L. Mintz has been a member of our board of directors since March 2025. Mr. Mintz has served as Vice President, Global Security & Privacy Programs DMA Head of Compliance of Meta Platforms, Inc. (Facebook) since January 2022, where he leads the company’s global privacy and security initiatives. From April 2020 until January 2022, Mr. Mintz served as Chief Information Security Officer of Newport Group, a financial services firm and leading provider of retirement plans. Prior to that he served as Executive Vice President, Chief Information Security Officer and Chief Privacy Officer of Red Ventures, a portfolio of digital companies, from October 2018 to February 2020, and as their Senior Vice President, Chief Information Security Officer from June 2017 until October 2018. Mr. Mintz's experience includes serving as Vice President and Chief Security Officer at Reuters, Director of Trustworthy Computing & Chief Security Strategist at Microsoft, and he was Kinko’s first Chief Information Security Officer. Mr. Mintz co-founded Meta Security Group in 1998 (acquired by Scalable Software in 2005) and he was appointed to serve on Microsoft’s World-Wide Chief Security Officer’s Council in 2003. Mr. Mintz also served on the Board of Directors of the Cloud Security Alliance, a non-profit organization that promotes best practices for providing security assurance within cloud computing. Mr. Mintz previously served on the Board of Directors of Absolute Software Corporation from August 2021 until July 2023. Mr. Mintz is a US Air Force veteran, a Certified Information Systems Security Professional (CISSP), a Certified Third Party Risk Professional (CTPRP), a graduate of the FBI Chief Information Security Officer’s Academy and holds a Graduate Certificate in Cybersecurity from Harvard University. Mr. Mintz's extensive experience leading security and financial services companies makes him a valuable member of our board of directors and audit and risk and compliance committees.

Andre L. Mintz
Independent Director
Age: 61
Director Since 2025
Committees:
– Audit
– Risk and Compliance

Biography

James R. Offerdahl has been a member of our board of directors since December 2010. Mr. Offerdahl currently serves on the board of directors of CS Disco, Inc. (NYSE: LAW), a provider of ediscovery solutions, and Rev.com, Inc., a privately held provider of automatic speech recognition for transcriptions, captions and subtitles. Mr. Offerdahl served as Chief Financial Officer of Bazaarvoice, Inc., a provider of online rating and review solutions to brands and retailers worldwide from January 2013 until it was acquired by Marlin Equity Partners in February 2018. Mr. Offerdahl served as the Chief Financial Officer and Vice President of Administration of Convio, Inc., a provider of on-demand constituent engagement solutions, from February 2005 until it was acquired by Blackbaud, Inc. in May 2012. From August 2001 to April 2004, Mr. Offerdahl was President and Chief Executive Officer of Traq-Wireless, Inc., a provider of on-demand mobile resource management software and services. From 1998 to 2001, Mr. Offerdahl served as Chief Operating Officer and Chief Financial Officer of Pervasive Software, Inc., a developer and marketer of data management solutions, and as Chief Financial Officer from 1996 to 1998. From 1993 to 1996, Mr. Offerdahl was the Chief Financial Officer and Vice President of Administration of Tivoli Systems, Inc., a developer and marketer of systems management software, which was acquired by IBM in March 1996. Mr. Offerdahl holds an M.B.A. in Management and Finance from the University of Texas at Austin and a B.S. in Accounting from Illinois State University. Mr. Offerdahl's extensive experience managing technology and software companies and his financial expertise make him a valuable member of our board of directors and audit and risk and compliance committees.

James R. Offerdahl
Independent Director
Age: 69
Director Since 2010
Committees:
– Audit (Chair)
– Risk and Compliance

Biography

Margaret L. Taylor has been a member of our board of directors since June 2020. Since January 2005, Ms. Taylor has served as a private investor/advisor. Previously, Ms. Taylor served as President of PeopleSoft Investments, Inc., an investment management and advisory services company and subsidiary of PeopleSoft, Inc., an enterprise software company (acquired by Oracle Corporation), from January 2000 until her retirement in January 2005, and as Senior Vice President of Corporate Operations of PeopleSoft, Inc. from January 1989 to December 1999. From January 2000 to December 2003, Ms. Taylor served as President of Nevada Pacific Development Corp., a consulting services firm. From December 1999 to December 2000, Ms. Taylor served as Chief Executive Officer of Venture Builders, LLC, a consulting company for start-up businesses. From May 1986 to October 1988, Ms. Taylor served as a Vice President of Trust and Investment Management at Hibernia Bank, a financial institution. From January 1983 to October 1985, Ms. Taylor served as Vice President of Organization, Planning, and Development at Bank of California, a financial institution. Ms. Taylor has also served on the board of directors of numerous publicly traded corporations, including Fair Isaac Corporation, a decision analytics company, from December 1999 to February 2012. In addition, Ms. Taylor has served and continues to serve as a member of the board of directors of various private companies. Ms. Taylor holds a B.A. in Communications and Psychology from Lone Mountain College of California. Ms. Taylor has also completed the Corporate Governance Program at Stanford Business School and the Compensation Committees Program at Harvard Business School. Ms. Taylor's extensive experience leading technology and financial services companies and her experience with other boards of directors makes her a valuable member of our board of directors and compensation and nominating and corporate governance committees.

Margaret L. Taylor
Independent Director
Age: 75
Director Since 2020
Committees:
– Compensation
– Nominating and Corporate Governance (Chair)

Biography

Lynn Antipas Tyson has been a member of our board of directors since April 2021. Ms. Tyson has served as the Chief Investor Relations Officer for Ford Motor Company, a car manufacturer, since April 2025 and is also a member of Ford's Enterprise Leadership Team. Ms. Tyson served as Executive Director of Investor Relations at Ford from October 2017 until April 2025. From July 2015 until June 2017, Ms. Tyson was Vice President, Investor Relations, at Atento S.A., a provider of client relationship and business process outsourcing services. Prior to that, from November 2013 until April 2015, she served as Vice President, Investor Relations and Global Corporate Communications, for helicopter-services company CHC Helicopter, and as Senior Vice President, Investor Relations, at AECOM, an infrastructure consulting firm, from June 2012 to November 2013. Ms. Tyson twice served as a corporate finance leader at PepsiCo, a food and beverage company, where she started her career in 1985. She also led Investor Relations for Yum! Brands when it was spun off from PepsiCo in 1997. Ms. Tyson spent ten years at Dell, Inc., a computer and network infrastructure and services provider, including as Vice President, Investor Relations and Global Corporate Communications and served on Dell's Global Executive Management Committee. Ms. Tyson holds a B.S. in Psychology from The City University of New York – City College of New York and an M.B.A. from New York University. Ms. Tyson's extensive experience in corporate finance, strategy, investor relations and strategic communications, including financial disclosures, for companies in a broad range of industries, makes her a valuable member of our board and audit and nominating and corporate governance committees.

Lynn Antipas Tyson
Independent Director
Age: 63
Director Since 2021
Committees:
– Audit
– Nominating and Corporate Governance

CORPORATE GOVERNANCE

We believe that good corporate governance enhances long-term stockholder value. Our board of directors is not classified and all directors are elected annually. We do not require super majority votes for stockholder actions.

We have adopted Corporate Governance Guidelines, or the Guidelines, that address the composition of the board, criteria for board membership, board functions and responsibilities, qualifications, leadership structure, committees and meetings. These Guidelines are available on the investor relations section of our website at http://investors.q2.com.

Director Independence

Our board of directors has determined that each of Ms. Atchison, Mr. Hooley, Mr. Mintz, Mr. Offerdahl, Ms. Taylor, and Ms. Tyson (and previously determined that Mr. Diehl, who served as a director until the 2025 annual meeting) is an "independent director" for purposes of the New York Stock Exchange, or NYSE, listing standards and Rule 10A-3(b)(1) under the Exchange Act of 1934, as amended, or the Exchange Act, as the term relates to membership on the board of directors.

For a director to be considered independent, our board of directors must determine that the director does not have any direct or indirect material relationships (including vendor, supplier, consulting, legal, banking, accounting, charitable and family relationships) with us, other than as a director and a stockholder. NYSE listing standards set forth certain circumstances in which a director may not be deemed independent, including certain relationships that exist at the time of the determination or during the prior three years. Under these NYSE listing standards, Mr. Flake could not be independent because he is a Q2 employee.

With respect to our non-employee directors, our board of directors considered relevant facts and circumstances in making its determinations of independence, including the following:

•none of our non-employee directors receives any direct compensation from us other than under the director compensation plan;

•no immediate family member (within the meaning of the NYSE listing standards) of any non-employee director is an employee or otherwise receives direct compensation from us;

•no non-employee director is an employee of our independent registered public accounting firm and no non-employee director (or any of their respective immediate family members) is a current partner of our independent registered public accounting firm, or was within the last three years, a partner or employee of our independent registered public accounting firm and personally worked on our audit;

•no non-employee director is a member, partner or principal of any law firm, accounting firm or investment banking firm that receives any consulting, advisory or other fees from us;

•none of our executive officers is on the compensation committee of the board of directors of a company that employs any of our non-employee directors (or any of their respective immediate family members) as an executive officer;

•no non-employee director (or any of their respective immediate family members) is indebted to us and we are not indebted to any non-employee director (or any of their respective immediate family members);

•no non-employee director serves as an executive officer of a charitable or other tax-exempt organization that received contributions from us; and

•the transactions described below under "Certain Relationships and Related Transactions."

Board of Directors Leadership Structure

Our Guidelines do not mandate the separation of the offices of the Chair of the Board and the Chief Executive Officer, and the board of directors is given the flexibility to select its Chair and our Chief Executive Officer in the manner that it believes is in the best interests of our stockholders. Matthew P. Flake, our Chief Executive Officer, also serves as the Chairman of the Board. Our board of directors believes that the combination of the roles currently is in the best interests of Q2 and its stockholders, as Mr. Flake, by virtue of his day-to-day involvement in managing Q2, is best suited to guide our board of directors in setting priorities for addressing the risks and challenges that we face. Our board of directors has also designated a Lead Independent Director as described below. The board of directors re-evaluates the best board leadership structure annually.

Risk Management

Our risk management function is overseen by our board of directors. Our board of directors leverages the review of financial and other risks by its audit, risk and compliance and compensation committees, as well as information provided through management reports and company policies, such as our Guidelines and our Code of Business Conduct and Ethics to stay apprised of material risks and obtain access to all information necessary for its members to understand and evaluate how risks related to our business interrelate, how they affect us and how our management addresses those risks. Mr. Flake, as our Chief Executive Officer and Chairman of the Board, works with our independent directors and with management when material risks are identified by the board of directors or management to address such risk. If the identified risk poses an actual or potential conflict with management, our independent directors would conduct an assessment by themselves.

Our Enterprise Risk Management, or ERM, Program is the cornerstone of our efforts to identify and manage risks in alignment with our risk framework. The board of directors and senior management actively participate in the ERM process to mitigate strategic risks to Q2.

The main components of our ERM Program are designed to (i) operate under the supervision of our board of directors, with designated senior leaders, including our Chief Risk Officer and Chief Information Security Officer, leading program implementation, (ii) conduct ongoing risk assignments to identify, categorize, and record foreseeable risk, and (iii) provide that remediation initiatives are defined, implemented, and governed.

We actively monitor risks, with the level of monitoring depending on the potential impact and likelihood of the risks and the sensitivity of the information. Monitoring may include sampling, system checks, reports, reviews of logs and audits, and other reasonable measures.

Environmental and Social Responsibility

People are at the center of everything we do. At Q2, we believe it is important that we are a caring employer, governed by our business ethics, which positively impact our communities and build a better world while mitigating harm on the environment. As a global company, we embrace the diversity of skills, expertise, background and viewpoints of our employees, which helps us better understand and support the broad base of partners, customers, internal and external stakeholders, and the communities we collectively serve. We make investments, volunteer time and provide expertise to a variety of charitable organizations that our teams support in the communities where they live.

Executive Sessions and Lead Independent Director

Non-employee directors generally meet in executive session each time the board of directors holds a regularly scheduled meeting. The board of director's policy is to hold executive sessions without the presence of management as a part of all regular board meetings, and, in any event, at least twice during each calendar year. Our Guidelines provide that the Lead Independent Director will preside at each executive session or, if no Lead Independent Director has been designated, an independent director chosen by the other independent directors will preside.

The board of directors has designated an independent director to serve in a Lead Independent Director capacity to coordinate the activities of the other independent directors, and to perform any other duties and responsibilities that the board of directors may determine. Jeffrey T. Diehl served as our Lead Independent Director for fiscal 2025 until the expiration of his director term on June 3, 2025. Mr. Hooley was appointed to succeed Mr. Diehl as our Lead Independent Director on June 4, 2025 and served as such for the remainder of fiscal 2025.

The role of the Lead Independent Director includes:

•presiding at non-executive officer executive sessions, with the authority to call meetings of the independent directors;

•presiding at executive sessions;

•functioning as principal liaison on board-wide issues between the independent directors and the Chair; and

•if requested by stockholders, ensuring that he/she is available, when appropriate, for consultation and direct communication.

Meetings of the Board of Directors and Committees

The board of directors held eight meetings during fiscal 2025. The board of directors has four standing committees: a compensation committee, an audit committee, a risk and compliance committee and a nominating and corporate governance committee. During fiscal 2025, each of our directors attended at least 75% of the aggregate of the total number of meetings of (i) the board directors and (ii) the committees of the board of directors on which such director served during that period.

The following tables set forth the standing committees of the board of directors and the members of each committee as of the date that this Proxy Statement was first made available to our stockholders:

Name	Compensation	Audit	Risk and Compliance	Nominating and Corporate Governance
R. Lynn Atchison		✓	Chair
Stephen C. Hooley	Chair			✓
Andre L. Mintz		✓	✓
James R. Offerdahl		Chair	✓
Margaret L. Taylor	✓			Chair
Lynn Antipas Tyson		✓		✓

Compensation Committee
The primary purposes of the compensation committee are to discharge the responsibilities of the board of directors relating to the compensation and benefits of our executive officers and directors; provide oversight of our compensation plans, policies and programs; and review, assess and make recommendations to the board of directors as appropriate on succession planning with respect to our executive officers.

Compensation Committee Members

Stephen C. Hooley	Margaret L. Taylor
Independent	Independent
(Chair)

Meetings during fiscal 2025: 4

Our board of directors has determined that each member of our compensation committee is independent under the applicable NYSE listing standards and SEC rules and regulations and is a non-employee director, as defined by Rule 16b-3 promulgated under the Exchange Act.

The functions of the compensation committee include:

•periodically review and advise the board of directors concerning Q2's overall compensation philosophy, policies and plans, including a review of both regional and industry compensation practices and trends;

•reviewing and approving corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers;

•reviewing and approving the salaries, bonuses, incentive compensation, equity awards, benefits and perquisites of our Chief Executive Officer and other executive officers;

•advise management on the composition of any peer group used for comparison purposes;

•recommending the establishment (and modification or termination where appropriate) of our incentive compensation plans and programs for executive officers and equity compensation plans, and administering such plans;

•oversight of our strategies, programs and initiatives related to human capital management;
•oversight of succession and continuity planning for executive officers, including our Chief Executive Officer, and periodically reviewing our talent management program;
•recommending compensation programs for the non-employee members of our board of directors;

•reviewing disclosures regarding executive compensation and any related reports required by the rules of the SEC;

•making and approving grants of equity awards to all executive officers, directors and all other eligible individuals;

•reviewing and evaluating, at least annually, its own performance and the adequacy of its charter;
•reviewing with management the risks associated with our compensation policies; and
•reviewing and approving, or recommending for approval, and administering any policy for clawback or recoupment of incentive compensation and carrying out applicable recoupment provisions.

The compensation committee and board of directors believes that attracting, retaining and motivating our employees, and particularly our senior management team and key operating personnel, are essential to our performance and enhancing stockholder value. The compensation committee will continue to administer and develop our compensation programs in a manner designed to achieve these objectives.

The compensation committee reviews and recommends policies relating to compensation and benefits of our executive officers. The compensation committee reviews and approves corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and recommends the compensation of these officers based on such evaluations. The compensation committee also administers the issuance of restricted stock units, or RSUs, performance stock units and other awards under our equity compensation plans. In fulfilling its responsibilities, the compensation committee may delegate any or all of its responsibilities to one or more subcommittees composed of one or more members of the compensation committee.

In September 2019, the compensation committee selected Mercer LLC, or Mercer, to provide independent compensation consulting support. Mercer has provided market information on compensation trends and practices based on competitive data of a peer group of companies. Mercer is also available to perform special projects at the compensation committee's request. Mercer provides analyses and recommendations that inform the compensation committee's decisions, but neither decides nor approves any compensation actions. As needed, the compensation committee also consults with Mercer on other compensation-related matters. For additional information regarding compensation consulting services provided by Mercer to the compensation committee, see "Compensation Discussion and Analysis - Executive Compensation-Setting Process" elsewhere in this Proxy Statement.

Audit Committee

The primary purposes of the audit committee are the responsibility and authority to assist the board of directors in fulfilling its oversight responsibilities by reviewing and reporting to the board of directors on the quality and integrity of the financial reports and other financial information provided by us to any governmental body or to the public, and on our compliance with legal and regulatory requirements. The audit committee also reviews the qualifications, independence and performance, and approves the terms of engagement of our independent auditor, reviews the performance of our internal audit function and prepares any reports required of the audit committee under rules of the SEC.

Audit Committee Members

James R. Offerdahl	R. Lynn Atchison	Andre L. Mintz	Lynn Antipas Tyson
Independent	Independent	Independent	Independent
(Chair)

Meetings during fiscal 2025: 8

Our board of directors determined that each of Ms. Atchison, Mr. Mintz, Mr. Offerdahl and Ms. Tyson is independent and meets the requirements for financial literacy and sophistication under the applicable NYSE listing standards and SEC rules and regulations. Our board of directors also determined that each of Ms. Atchison, Mr. Offerdahl and Ms. Tyson qualifies as an "audit committee financial expert," under the applicable NYSE listing standards and SEC rules and regulations.

The functions of the audit committee include:

•appointing, compensating, retaining and overseeing our independent auditors;

•approving the audit and non-audit services to be performed by our independent auditors;

•reviewing, with our independent auditors, all critical accounting policies and procedures;

•reviewing and discussing with management and the independent auditors our annual audited financial statements and any certification, report, opinion or review rendered by the independent auditors;

•reviewing with management and the independent auditors the adequacy and effectiveness of our internal control structure and procedures for financial reports;

•reviewing and investigating conduct alleged to be in violation of our code of conduct and establishing procedures for our receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters;

•preparing the Report of the Audit Committee required in our annual proxy statement;

•reviewing the appointment, organization, budget, staffing and charter of the internal audit function, and the annual internal audit plan, progress against the internal audit plan and reviewing with management any reports of the internal audit function; and

•reviewing and evaluating, at least annually, its own performance and the adequacy of its charter.

 Additional information regarding the audit committee is set forth in the Report of the Audit Committee immediately following Proposal No. 2.

Risk and Compliance Committee

The primary purposes of the risk and compliance committee are to provide oversight of our risk management and compliance programs, including oversight of our information systems, including our major information systems projects, and monitoring our regulatory programs, risk-related issues and compliance program.

Risk and Compliance Committee Members

R. Lynn Atchison	Andre L. Mintz	James R. Offerdahl
Independent	Independent	Independent
(Chair)

Meetings during fiscal 2025: 4

Our board of directors determined that each of Ms. Atchison, Mr. Mintz and Mr. Offerdahl is independent under the applicable NYSE listing standards and SEC rules and regulations.

 The functions of the risk and compliance committee include:

•monitoring and oversight of response to, and compliance with, regulatory requirements, requests and orders;

•reviewing and reporting to the board of directors on all state and federal regulatory examinations, related reports and responses to those reports;

•approving the appointment of our Chief Information Security Officer, Chief Risk Officer and Data Protection Officer;

•periodically meeting separately with the Chief Information Security Officer and Chief Risk Officer;

•overseeing the adequacy, efficacy, and implementation of our compliance audit plan;

•approving and overseeing our major information systems projects that establish and prioritize information systems standards, overall performance and integrity;

•reviewing the adequacy and allocation of our information systems resources in terms of funding, personnel, equipment and service levels;

•evaluating management’s assessments and recommendation regarding the effectiveness of our information systems security programs, improvements to such programs as necessary or appropriate from time to time, and review of any deficiencies in the design or operation of such programs;

•reviewing, discussing with management and overseeing the implementation, monitoring and testing of our information systems security program, as well as risk mitigation strategies, business continuity and disaster recovery plans and controls and procedures with respect to information systems security;

•reviewing our management and use of artificial intelligence, machine learning and other emerging technologies, and risks related thereto;

•reviewing and approving our risk management objectives and monitoring the execution of such objectives;
•discussing our top risks, risk response, risk appetite, and strategy with management;

•reviewing and approving the ERM framework on an annual basis;

•informing the board of directors of key risks identified by management and key risk management objectives and strategies;

•reviewing periodically with management our disaster recovery capabilities;

•reviewing and evaluating, at least annually, its own performance and the adequacy of its charter; and

•approving compliance, information technology and risk policies and programs submitted by management.

Nominating and Corporate Governance Committee

The primary purposes of the Nominating and Corporate Governance Committee are to (i) identify individuals qualified to become board members; (ii) select, or recommend to the board of directors, director nominees for each election of directors; (iii) develop and recommend to the board of directors criteria for selecting qualified director candidates; (iv) consider committee member qualifications, appointment and removal; (v) recommend Q2's corporate governance guidelines and a code of conduct; and (vi) provide oversight in the evaluation of the board of directors and each of its committees.

Nominating and Corporate Governance Committee Members

Margaret L. Taylor	Stephen C. Hooley	Lynn Antipas Tyson
Independent	Independent	Independent
(Chair)

Meetings during fiscal 2025: 3

Our board of directors determined that each of Mr. Hooley, Ms. Taylor and Ms. Tyson is independent under the applicable NYSE listing standards and SEC rules and regulations.

The functions of the nominating and corporate governance committee include:

•assisting our board of directors in identifying qualified director nominees and recommending nominees for each annual meeting of stockholders;

•determining criteria for selecting new directors;

•considering any nominations of director candidates validly made by our stockholders;

•reviewing and making recommendations to the board of directors concerning qualifications, appointment and removal of committee members;

•developing, recommending and reviewing corporate governance principles applicable to us, including our Corporate Governance Guidelines;

•consulting with our audit committee regarding, and periodically reviewing, our Code of Business Conduct and Ethics;

•reviewing at least annually our compliance with the NYSE corporate governance listing requirements, and reporting to the board of directors regarding the same;

•assisting the board of directors in developing criteria for the evaluation of board of director and committee performance;

•overseeing the evaluation of the board of directors of its performance and the performance of each of its committees;

•reviewing and recommending to the board of directors changes to our certificate of incorporation and bylaws as needed;

•developing corporate governance-related continuing education for board of director members;

•monitoring and recommending any necessary or advisable changes to the Insider Trading Policy to the board of directors;

•reviewing and evaluating, at least annually, its own performance and the adequacy of its charter; and

•reviewing with management strategic issues and corporate actions related to environmental, social and governance issues.

Director Nominations

Our nominating and corporate governance committee is responsible for, among other things, assisting our board of directors in identifying qualified director nominees and recommending nominees for each annual meeting of stockholders. In addition, our nominating and corporate governance committee has the authority to consider candidates for the board of directors recommended by stockholders and to determine the procedures with respect to such stockholder recommendations. The nominating and corporate governance committee's goal is to assemble a board that brings to our company an appropriate mix of experience in areas that are relevant to our business and that complies with the NYSE listing standards and applicable SEC rules and regulations. While we do not have a formal diversity policy for board membership, the nominating and corporate governance committee generally considers the diversity of nominees in terms of knowledge, experience, background, skills, expertise, gender, race, ethnicity, age, cultural background and other factors. When considering nominees for election as directors, the nominating and corporate governance committee reviews the needs of the board of directors for various skills, background, experience and expected contributions and the qualification standards established from time to time by the nominating and corporate governance committee. The nominating and corporate governance committee believes that directors must also have an inquisitive and objective outlook and mature judgment. Director candidates must have sufficient time available in the judgment of the nominating and corporate governance committee to perform all board of directors and committee responsibilities, as members of the board of directors are expected to rigorously prepare for, attend and participate in all meetings of the board and applicable committee meetings. There are no differences in the manner in which our nominating and corporate governance committee evaluates candidates for the board of directors recommended by stockholders.

Other than the foregoing and the applicable rules regarding director qualification, there are no stated minimum criteria for director nominees. Under the NYSE listing standards, at least a majority of the members of the board of directors must meet the definition of "independence" and at least one director must have accounting or related financial management expertise, as determined by the board of directors in its business judgment. Additionally, the nominating and corporate governance committee believes it appropriate for our Chief Executive Officer to serve as a member of the board of directors.

The nominating and corporate governance committee annually evaluates the current members of the board of directors who are willing to continue in service against the criteria set forth above in determining whether to recommend these directors for election. The nominating and corporate governance committee also regularly assesses the optimum size of the board of directors and its committees and the needs of the board of directors for various skills, background and business experience in determining if the board of directors requires additional candidates for nomination.

Candidates for director nominations come to our attention from time to time through incumbent directors, management, stockholders or third parties. These candidates may be considered at meetings of the nominating and corporate governance committee at any point during the year. Such candidates are to be evaluated against the criteria set forth above. If the nominating and corporate governance committee believes at any time that it is desirable that the board of directors consider additional candidates for nomination, the nominating and corporate governance committee may poll directors and management for suggestions or conduct research to identify possible candidates and may engage, if the nominating and corporate governance committee believes it is appropriate, a third-party search firm to assist in identifying qualified candidates.

Our Bylaws permit stockholders to nominate directors for consideration at an annual meeting. For more information regarding the requirements for stockholders to validly submit a nomination for director, see "Stockholder Proposals or Nominations to Be Presented at Next Annual Meeting" elsewhere in this Proxy Statement.

Compensation of Non-Employee Directors

On February 19, 2014, we adopted a director compensation policy, which was most recently amended on December 6, 2022, and effective as of May 31, 2023. For the year ended December 31, 2025, the director compensation policy provides that each non-employee director receives an annual cash fee of $30,000 and an annual equity award of $209,000 in RSUs. The number of RSUs is determined by dividing $209,000 by the fair market value of our common stock on the date of grant. The RSUs will vest quarterly over 12 months, provided that the director continues to serve as a director through such vesting dates. Directors receive an additional $10,000 annually for serving on our audit committee, an additional $7,500 annually for serving on our compensation committee, an additional $4,000 annually for serving on our nominating and corporate governance committee and an additional $7,500 annually for serving on our risk and compliance committee. In addition to any applicable committee membership fees, the chair of our audit committee receives an additional $15,000 annually, the chair of our compensation committee receives an additional $10,000 annually, the chair of our nominating and corporate governance committee receives an additional $9,000 annually, and the chair of our risk and compliance committee receives an additional $10,000 annually. The board Chair, to the extent they are an independent director, receives an additional $60,000 annually and our Lead Independent Director receives an additional $20,000 annually. The Chair, to the extent an independent director, and our Lead Independent Director can elect to receive their annual fees as Chair or Lead Independent Director, as applicable, in RSUs, in lieu of cash, with the number of RSUs they would be entitled to receive determined by dividing the applicable stated dollar amount by the fair market value of our common stock on the date of grant. Such RSUs vest quarterly over 12 months, in each case provided that the director continues to serve as a director through such vesting dates. Non-employee members of our board of directors are reimbursed for travel and other out-of-pocket expenses in connection with attending meetings.

2025 Director Compensation Table

The following table sets forth information concerning the compensation earned during fiscal 2025 by each director who received such compensation. Our Chief Executive Officer did not receive additional compensation for his service as a director or Chairman of the Board and, consequently, is not included in the table. The compensation received by our Chief Executive Officer as an employee is presented in the "Summary Compensation Table" elsewhere in this Proxy Statement.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(8)		Total ($)
R. Lynn Atchison(1)	$57,500	$209,045	(9)	$266,545
Jeffrey T. Diehl(2)	24,260	—		24,260
Stephen C. Hooley(3)	63,116	209,045	(9)	272,161
Andre L. Mintz(4)	39,823	209,045	(9)	248,868
James R. Offerdahl(5)	62,500	209,045	(9)	271,545
Margaret L. Taylor(6)	51,733	209,045	(9)	260,778
Lynn A. Tyson (7)	44,000	209,045	(9)	253,045

(1)As of December 31, 2025, Ms. Atchison had 1,168 shares underlying unvested RSUs as her sole outstanding equity awards. Fees earned or paid in cash consist of a $30,000 annual fee for service on our board of directors, $10,000 in annual fees for service on our audit committee, $7,500 in annual fees for service on our risk and compliance committee, and $10,000 in annual fees for service as the chair of our risk and compliance committee.
(2)On March 7, 2025, Mr. Diehl notified us of his decision to not stand for reelection at our 2025 annual meeting of stockholders, which was held on June 3, 2025. Mr. Diehl’s decision was not the result of any disagreement with Q2 on any matter relating to our operations, policies or practices. Fees earned or paid in cash consist of $12,658 in pro-rated annual fees for service on our board of directors, $3,164 in pro-rated annual fees for service on our compensation committee, and $8,438 in pro-rated annual Lead Independent Director fees. As of December 31, 2025, Mr. Diehl did not have any shares underlying unvested RSUs.

(3)As of December 31, 2025, Mr. Hooley had 1,168 shares underlying unvested RSUs as his sole outstanding equity awards. Fees earned or paid in cash consist of a $30,000 annual fee for service on our board of directors, $4,000 in annual fees for service on our nominating and corporate governance committee, $7,500 in annual fees for service on our compensation committee, $10,000 in annual fees for service as the chair of our compensation committee, and $11,616 in pro-rated annual Lead Independent Director fees.
(4)As of December 31, 2025, Mr. Mintz had 1,168 shares underlying unvested RSUs as his sole outstanding equity awards. Fees earned or paid in cash consist of $25,151 in pro-rated annual fees for service on our board of directors, $8,384 in pro-rated annual fees for service on our audit committee, and $6,288 in pro-rated annual fees for service on our risk and compliance committee.
(5)As of December 31, 2025, Mr. Offerdahl had 1,168 shares underlying unvested RSUs as his sole outstanding equity awards. Fees earned or paid in cash consist of a $30,000 annual fee for service on our board of directors, $10,000 in annual fees for service on our audit committee, $15,000 in annual fees for service as the chair of our audit committee, and $7,500 in annual fees for service on our risk and compliance committee.
(6)As of December 31, 2025, Ms. Taylor had 1,168 shares underlying unvested RSUs as her sole outstanding equit awards. Fees earned or paid in cash consist of $30,000 in annual fee for service on our board of directors, $4,000 in annual fees for service on our nominating and corporate governance committee, $7,500 in annual fees for service on our compensation committee, $9,000 in annual fees for service as the chair of our nominating and corporate governance committee, and $1,233 in pro-rated annual fees for service on our risk and compliance committee.
(7)As of December 31, 2025, Ms. Tyson had 1,168 shares underlying unvested RSUs as her sole outstanding equity awards. Fees earned or paid in cash consist of $30,000 in annual fee for service on our board of directors, $4,000 in annual fees for service on our nominating and corporate governance committee, and $10,000 in annual fees for service on our audit committee.
(8)Amounts represent the aggregate grant date fair value of RSUs granted during the year computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or FASB ASC Topic 718. Assumptions used in calculating these amounts are described in Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.
(9)Consists of RSUs for 2,337 shares of our common stock which vest in equal quarterly installments over one year beginning September 9, 2025 in respect of each director's annual equity award grant.
Non-Employee Director Stock Ownership Guidelines

Our board of directors has adopted stock ownership guidelines that apply to our executive officers and our non-employee directors. Pursuant to these guidelines, each of our non-employee directors must retain an equity interest in Q2 that is at least four times the base annual cash board retainer. Non-employee directors have five years from the date they become subject to the guidelines to accumulate this equity interest. Shares counted toward satisfying the guideline include shares owned outright, other shares beneficially owned, and unvested time-based RSUs. Unvested or unearned performance-based equity awards and outstanding stock options will not be counted towards satisfying the ownership requirements.

For purposes of our stock ownership guidelines, the value of the equity interests held by a non-employee director is calculated based on the average closing stock price of one share of our common stock as listed on the NYSE for the 30 calendar days preceding the determination date. As of December 31, 2025, each of our non-employee directors was in compliance with our non-employee director stock ownership guidelines.

Stockholder Engagement

We carefully consider feedback from our stockholders regarding us, our executive compensation program and corporate governance matters. Our stockholders are invited to express their views to members of our board of directors as described below under "Communications with Directors." We also engage in dialogue with our major stockholders throughout the year to solicit their views and opinions about various topics and matters of mutual interest. We believe that our stockholder outreach process continues to strengthen our understanding of our stockholders' concerns and the issues on which they are focused. We therefore expect to continue to engage with our stockholders on a regular basis.

Communications with Directors

Stockholders and other interested parties may communicate with the board of directors in writing by mail addressed as follows:

Board of Directors of Q2 Holdings, Inc.
c/o Corporate Secretary
10355 Pecan Park Boulevard
Austin, Texas 78729

Please indicate on the envelope that the correspondence contains a stockholder communication. All directors have access to this correspondence. Stockholders and other interested persons may communicate with our Lead Independent Director in writing by mail addressed to the above address, Attention: Lead Independent Director. In accordance with instructions from the board, the Corporate Secretary logs and reviews all correspondence and transmits such communications to the full board or individual directors, as appropriate. Certain communications, such as business solicitations, job inquiries, junk mail, patently offensive material or communications that present security concerns may not be transmitted, as determined by the Corporate Secretary.

Director Attendance at Annual Meetings

We attempt to schedule our annual meeting of stockholders at a time and date to accommodate attendance by our board of directors taking into account the directors' schedules. All directors are encouraged to attend our annual meeting of stockholders. The board of directors, however, does not have a policy requiring director attendance at our annual meetings of stockholders. All of our directors who were serving as such as of the date of our 2025 annual meeting of stockholders attended the meeting.

Committee Charters and Code of Business Conduct and Ethics

Our board of directors has adopted a written charter for each of the compensation committee, the audit committee, the risk and compliance committee and the nominating and corporate governance committee. Each charter is available on the investor relations section of our website at http://investors.q2.com.

We have adopted a Code of Business Conduct and Ethics, or the Code, that applies to all of our employees, officers and directors. The Code is available on the investor relations section of our website at http://investors.q2.com. Any substantive amendment to or waiver of any provision of the Code may be made only by the board of directors, and will be disclosed on our website as well as via any other means then required by NYSE listing standards or applicable law. Stockholders may request a printed copy of the Code upon written request to Q2 Holdings, Inc., c/o Corporate Secretary, 10355 Pecan Park Boulevard, Austin, Texas 78729.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee are or have been an officer or employee of Q2. During fiscal 2025, none of the Company's executive officers served on the compensation committee (or its equivalent) or board of directors of another entity any of whose executive officers served on our compensation committee or board of directors.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has selected Ernst & Young LLP, or Ernst & Young, to serve as our independent registered public accounting firm to audit the consolidated financial statements of Q2 Holdings, Inc. for the fiscal year ending December 31, 2026. Ernst & Young has served as our auditor since September 2013. A representative of Ernst & Young is expected to be present virtually at the annual meeting to respond to appropriate questions and make a statement if he or she so desires.

 The audit committee and the board of directors believe that the continued retention of Ernst & Young is in the best interests of Q2 and its stockholders. We are asking you to vote on a proposal to ratify the appointment of Ernst & Young. The submission of this matter for approval by stockholders is not legally required, but the board of directors and the audit committee believe it provides an opportunity for stockholders to vote on an important aspect of corporate governance. If our stockholders do not ratify the selection of Ernst & Young, the audit committee will reconsider the selection of that firm as Q2’s independent registered public accounting firm. Even if the selection is ratified, the audit committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Q2 and its stockholders.

Independent Registered Public Accounting Firm Fee Information

The following table sets forth the aggregate fees billed by Ernst & Young for the fiscal years ended December 31, 2025 and 2024:

	Fiscal 2025	Fiscal 2024
Audit fees(1)	$2,377,500	$2,330,000
Audit-related fees(2)	—	—
Tax fees(3)	20,000	—
All other fees(4)	—	—
Total fees	$2,397,500	$2,330,000

(1)Audit fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements and internal control over financial reporting, the review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements, consultations concerning financial reporting in connection with acquisitions and issuances of auditor consents and comfort letters in connection with SEC registration statements and related SEC registered securities offerings.
(2)Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees," including due diligence services related to acquisitions.
(3)Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance and acquisitions.
(4)All other fees consist of fees for products and services other than the services reported above.
Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services Performed by Independent Registered Public Accounting Firm

The audit committee has determined that all services performed by Ernst & Young are compatible with maintaining the independence of Ernst & Young. The audit committee's policy under its written charter is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Unless the specific service has been pre-approved with respect to that year, the audit committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval process. All services provided by Ernst & Young during the fiscal years ended December 31, 2025 and December 31, 2024 were pre-approved by the audit committee.

Vote Required and Board of Directors Recommendation

The affirmative vote of a majority of the voting power of the shares in attendance at the meeting or represented by proxy and entitled to vote on the matter at the annual meeting is required for approval of this proposal. Abstentions will have the effect of a vote "against" the ratification of Ernst & Young as our independent registered public accountants. Your bank or broker will have discretion to vote any uninstructed shares on this proposal.

✓
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

REPORT OF THE AUDIT COMMITTEE

The audit committee currently consists of four directors. Mr. Offerdahl, Ms. Atchison, Mr. Mintz and Ms. Tyson are each, in the judgment of the board of directors, an independent director. The audit committee acts pursuant to a written charter that has been adopted by the board of directors. A copy of the charter is available on the investor relations section of our website at http://investors.q2.com/investor-relations/overview/default.aspx.

The audit committee oversees our financial reporting process on behalf of the board of directors. The audit committee is responsible for retaining our independent registered public accounting firm, evaluating its independence, qualifications and performance, and approving in advance the engagement of the independent registered public accounting firm for all audit and non-audit services. The audit committee's specific responsibilities are set forth in its charter. The audit committee reviews its charter at least annually.

Management has the primary responsibility for the financial statements and the financial reporting process, including internal control systems, and procedures designed to ensure compliance with applicable laws and regulations. Our independent registered public accounting firm, Ernst & Young LLP, is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.

The audit committee has reviewed and discussed with management the company's audited financial statements. The audit committee has also discussed with Ernst & Young LLP all matters that the independent registered public accounting firm was required to communicate and discuss with the audit committee, including the applicable requirements of the Public Company Accounting Oversight Board (PCAOB). In addition, the audit committee has met with the independent registered public accounting firm, with and without management present, to discuss the overall scope of the independent registered public accounting firm's audit, the results of its examinations, its evaluations of the company's internal controls and the overall quality of our financial reporting.

The audit committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm its independence.

Based on the review and discussions referred to above, the audit committee recommended to our board of directors that the Company's audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

AUDIT COMMITTEE

James R. Offerdahl, Chair
R. Lynn Atchison
Andre L. Mintz
Lynn A. Tyson

The foregoing Report of the Audit Committee shall not be deemed to be incorporated by reference into any filing of Q2 Holdings, Inc. under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, except to the extent that we specifically incorporate such information by reference in such filing and shall not otherwise be deemed "filed" under either the Securities Act or the Exchange Act or considered to be "soliciting material."

EXECUTIVE OFFICERS
    The following table sets forth information regarding our executive officers as of April 29, 2026.

Name	Age	Position
Matthew P. Flake	54	President, Chief Executive Officer, Chairman of the Board and Director
Kirk L. Coleman	54	Chief Business Officer
Jonathan A. Price	42	Chief Financial Officer
John E. Breeden	53	Chief Delivery Officer
Himagiri Mukkamala	52	Chief Operating Officer
Kimberly A. Rutledge	57	Chief People Officer
M. Scott Kerr	51	Senior Vice President, General Counsel and Corporate Secretary

Biography

Matthew P. Flake has served as the Chief Executive Officer of Q2 Software, Inc., our sole operating subsidiary, since December 2011, as our Chief Executive Officer and a member of our board of directors since October 2013, as Chairman of our board of directors since June 2024, and as our President since November 2025. Mr. Flake previously served as our President from March 2019 until May 2023 and from March 2008 until August 2016. From June 2005 until March 2008, Mr. Flake served as our Vice President of Sales. Mr. Flake previously served as a Regional Sales Director at S1 Corporation, a provider of Internet-based financial services solutions from 2002 until May 2005. Prior to that, Mr. Flake was a Regional Sales Manager for Q-Up Systems, Inc., a provider of interactive web-based solutions for community banks and credit unions from August 1999 until 2002. Mr. Flake holds a B.A. in Business from Baylor University. Mr. Flake's extensive experience in the community banking industry and his perspective as our head of sales for multiple years and current Chief Executive Officer make him a valuable member of our board of directors.

Matthew P. Flake
President & Chief Executive Officer
Chairman of the Board and Director

Biography

Kirk L. Coleman has served as our Chief Business Officer since November 2025. Mr. Coleman served as our President from May 2023 until November 2025 and as our Chief Banking Officer from December 2021 until May 2023. Prior to that, Mr. Coleman served as Founder and an Advisor for Centerline Advisors, a provider of strategic advisory services to mid-sized financial institutions and companies from July 2020 to November 2021. From May 2015 to June 2020, Mr. Coleman served as Executive Vice President for Texas Capital Bank, a financial institution. From July 1993 until November 2015, Mr. Coleman served in various roles of increasing responsibility for Accenture, a consulting firm, most recently as Partner and Managing Director. Mr. Coleman holds a B.A. in economics from Baylor University.

Kirk L. Coleman
Chief Business Officer

Biography

Jonathan A. Price has served as our Chief Financial Officer since November 2024. Mr. Price served as our Executive Vice President, Strategy & Emerging Businesses from September 2023 until November 2024; as our Executive Vice President, Emerging Businesses, Corporate and Business Development from September 2020 to May 2023; and as our Senior Vice President, Emerging Businesses, Corporate and Business Development from October 2019 until September 2020. From January 2019 until October 2019, Mr. Price served as our Senior Vice President, Corporate and Business Development, and from February 2018 until January 2019, served as our Senior Vice President, Corporate Development. Prior to joining Q2, Mr. Price served in various roles with BMO Capital Markets, a corporate and investment bank and financial services company, including as Director, Technology and Business Services Investment Banking from November 2015 until February 2018, as Vice President, Technology Investment Banking, from January 2012 until November 2015 and as Associate, Technology Investment Banking, from January 2009 until January 2012. Prior to that, Mr. Price worked with Citi, a corporate and investment bank and financial services company, serving as Associate, Technology, Media and Telecom Investment Banking from July 2008 until December 2008 and as Analyst, Diversified Investment Banking from July 2005 until July 2008. Prior to that, Mr. Price served as Analyst, Industrials Investment Banking with Goldman Sachs Group, Inc., an investment bank, from May 2004 until August 2004. Mr. Price holds an H.B.A. from the Richard Ivey School of Business at the University of Western Ontario.

Jonathan A. Price
Chief Financial Officer

Biography

John E. Breeden has served as our Chief Delivery Officer since November 2024. Mr. Breeden previously served as our Chief Operating Officer from December 2020 until November 2024 and as our Executive Vice President, Operations from December 2019 until December 2020. From April 2019 until December 2019, Mr. Breeden served as our Executive Vice President, Emerging Markets, from February 2013 until April 2019, he served as our Executive Vice President of Operations, and from November 2011 until February 2013, he served as our Senior Vice President of Implementations. Prior to joining us, Mr. Breeden was Vice President of Corporate Services for Activant Solutions Inc., a provider of business management solutions, from October 2007 until July 2011. Mr. Breeden also served as Activant Solutions' Vice President of Information Technology from June 2005 until October 2007, and its Director of Corporate Planning from October 2002 until June 2005. From January 2002 until October 2002, Mr. Breeden was an enterprise software and process optimization consultant for The North Highland Company, a consulting firm. From January 2001 until January 2002, Mr. Breeden held the position of Product Manager for Claria Corporation, an advertising software company. Mr. Breeden holds a B.B.A. in Finance from The University of Texas at Austin.

John E. Breeden
Chief Delivery Officer

Biography

Himagiri Mukkamala has served as our Chief Operating Officer since November 2025. Mr. Mukkamala previously served as our Chief Development Officer from November 2023 until November 2025. Mr. Mukkamala has served on the board of directors of Exatron Servers Manufacturing Pvt. Ltd., a provider of server and storage products for the Indian market since January 2019. From June 2022 to January 2023, Mr. Mukkamala served as General Manager, Penguin Edge of Penguin Solutions, Inc., an end-to-end technology company focused on computing, memory and LED solutions. He served as Chief Executive Officer of Pelion IoT Limited, an Arm-backed mobile virtual network operator focused on the internet of things, from November 2020 until June 2022. Mr. Mukkamala served in increasing senior leadership roles from August 2017 until November 2020 with Arm Holdings plc, a provider of semiconductor technology and solutions, including as Senior Vice President, Pelion IoT Platform from January 2020 until November 2020. Prior to that, he held various senior leadership roles at GE Digital, Raaga Corp, and Sybase. Mr. Mukkamala holds a bachelor's degree in computer science and engineering from Jawaharlal Nehru Technological University, a master's degree in computer science from Iowa State University and completed courses in Management Science from Stanford Center for Professional Development.

Himagiri Mukkamala
Chief Operating Officer

Biography

Kimberly A. Rutledge has served as our Chief People Officer since June 2023. Ms. Rutledge served as our Executive Vice President, People from December 2019 until June 2023 and from January 2017 until December 2019 served as our Senior Vice President, Human Resources. Prior to joining us, Ms. Rutledge served as Vice President, Human Resources and Talent with SunPower Corporation, a provider of solar power solutions and services, from January 2011 until August 2016. Prior to joining SunPower, Ms. Rutledge was self-employed, serving as Talent Acquisition Practice Lead for Designs on Talent, a talent acquisition and management consulting firm, from August 2010 until January 2011. Beginning July 2006, Ms. Rutledge served as Senior Manager, Talent Acquisition for Dell until October 2008 when she was promoted to Executive Director, Talent Acquisition, Americas for Dell, which role she held until May 2010. Ms. Rutledge holds a B.S. in Restaurant, Hotel and Institutional Management from Texas Tech University.

Kimberly A. Rutledge
Chief People Officer

Biography

M. Scott Kerr has served as our Senior Vice President, General Counsel since August 2022 and as our Corporate Secretary since March 2021. Mr. Kerr served as our Senior Vice President, Deputy General Counsel from April 2022 until August 2022, and as our Vice President, Deputy General Counsel from September 2013 until April 2022. Mr. Kerr served as Vice President, General Counsel of Convio, Inc., a provider of on-demand constituent engagement solutions, from July 2011 until it was acquired in May 2012 by Blackbaud, Inc., a provider of software solutions to nonprofit organizations and educational institutions. Following Convio's acquisition, Mr. Kerr served as Deputy General Counsel of Blackbaud from May 2012 until September 2013. Mr. Kerr served as Assistant General Counsel of Luminex Corporation, a life-sciences company, from April 2008 until July 2011, and as Associate General Counsel of SigmaTel, Inc., a semiconductor company, from May 2005 until it was acquired by Freescale Semiconductor, Inc. in April 2008. Mr. Kerr began his legal career as a corporate and securities associate at what is now the Austin office of DLA Piper (formerly known as Gray Cary) from October 2000 until May 2005. Mr. Kerr holds a J.D. from the University of Texas at Austin, a Masters in Professional Accounting from the University of Texas at Austin, and a B.B.A. in Accounting from the University of Texas at Austin.

M. Scott Kerr
Senior Vice President, General Counsel and Corporate Secretary

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis of compensation arrangements of our named executive officers, or NEOs, should be read together with the compensation tables and related disclosures set forth below.

This Compensation Discussion and Analysis describes the material elements of our executive compensation program during fiscal 2025 and provides an overview of the philosophy and objectives underlying this program. It provides perspectives on how and why the compensation committee of our board of directors arrived at the specific compensation decisions for our named executive officers, or NEOs for fiscal 2025, including the key factors that the compensation committee of our board of directors considered in determining their compensation.

For fiscal 2025, our NEOs, included our principal executive officer, our principal financial officer, and our three other most highly compensated executive officers as of December 31, 2025, as shown in the table below:

Name	Title
Matthew P. Flake	President, Chief Executive Officer and Chairman of the Board (CEO)(1)
Kirk L. Coleman	Chief Business Officer(2)
Jonathan A. Price	Chief Financial Officer (CFO)
John E. Breeden	Chief Delivery Officer
Himagiri Mukkamala	Chief Operating Officer(3)

(1)    Mr. Flake was appointed President effective November 6, 2025.

(2)    Mr. Coleman was appointed Chief Business Officer effective November 6, 2025. Previously, he served as President.

(3)    Mr. Mukkamala was appointed Chief Operating Officer effective November 6, 2025. Previously, he served as Chief Development Officer.

We refer to the compensation committee of our board of directors in this Compensation Discussion and Analysis and the related compensation tables as the "Committee." The current members of the Committee are Stephen C. Hooley (chair) and Margaret L. Taylor; these individuals served on the Committee for all of fiscal 2025.

Executive Summary

Fiscal 2025 marked a year of strong execution and meaningful progress toward our profitable growth strategy, driven by continued enterprise momentum, increased adoption of our solutions, and improved operating discipline. Our fiscal 2025 performance highlights include:

•Annual revenue of $794.8 million, representing 14% year-over-year revenue growth;

•Signed 26 total Tier 1 and Enterprise deals in fiscal 2025;

•Adjusted earnings before interest, taxes, depreciation and amortization, or adjusted EBITDA, of $186.5 million, up from $125.3 million for the full-year 2024 (49% growth year-over-year)(1);

•Expanded adjusted EBITDA margin by 547 basis points year-over-year(1);
•Generated cash flow from operations of $201.5 million in fiscal 2025, up from $135.8 million in fiscal 2024; and

•Recognized by the Austin American Statesman for the fifteenth consecutive year as one of Austin's "Top Places to Work."

(1)Adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. Adjusted EBITDA and adjusted EBITDA margin are performance measures used in our compensation programs. For information on adjusted EBITDA, as calculated by Q2, please see Part II, Item 7: "Management's Discussion and Analysis of

Financial Condition and Results of Operations - Non-GAAP Financial Measures" included in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 11, 2026. In the case of adjusted EBITDA margin, Q2 calculates adjusted EBITDA margin by dividing adjusted EBITDA by non-GAAP Revenue which, beginning in the year ended December 31, 2024, is the same as GAAP total revenue. See the discussion below under “Compensation Elements—2025 Performance Share Units.”

Focus on Pay-for-Performance

Our compensation programs and practices are designed to emphasize our strong pay-for-performance culture and philosophy, communicate our goals and standards of conduct, and reward our NEOs for their achievements. We believe our executive compensation program is reasonable and competitive and appropriately balances the goals of attracting, motivating, rewarding and retaining our NEOs, thereby promoting stability in our leadership and incenting the successful execution of our business strategy.

To promote alignment of our NEOs' interests with those of our stockholders and to motivate and reward individual initiative and effort, a substantial portion of our NEOs' target annual total direct compensation opportunity is "at-risk." The at-risk elements of our executive compensation program reflect our pay-for-performance philosophy and are structured to appropriately reward our NEOs for:

•delivering financial, operational and strategic results that meet or exceed pre-established goals through our annual cash bonus plan; and

•successfully executing our long-term business strategy and creating value for our stockholders through the Performance Stock Units, or PSUs, and Restricted Stock Units, or RSUs, that comprise our long-term incentive compensation program. See “Long-Term Incentive Compensation” section for details.

As shown in the charts below(1), a significant portion of target pay (95% for the CEO and 90% for the other NEOs, on average), is "at risk," with the final value realized based on our stock price performance and/or achievement of pre-established performance goals that are vital to our success, as well as the executive's continued employment with us:

(1)The pay mix charts illustrate the distribution of total compensation among base salary, target annual cash bonus, and long-term incentives (PSUs and RSUs). Percentages are calculated based on target annual cash bonus values, which are set as a percentage of base salary and contingent upon achieving defined performance goals.

As reflected in the foregoing graphic, we believe that equity awards (PSUs and RSUs) granted under our long-term incentive program are a key incentive for our NEOs to drive long-term value creation. The Committee regularly evaluates the relationship between the targeted and reported values of the equity awards granted to our NEOs, the amount of compensation realizable (and, ultimately, realized) from such awards, and our total stockholder return when assessing the appropriateness of our long-term incentive program.

Stockholder Advisory Vote on NEO Compensation and Stockholder Outreach

At our 2025 annual meeting of stockholders, we conducted a non-binding stockholder advisory vote on the compensation of our NEOs (commonly known as a "Say-on-Pay" vote). Our stockholders approved the Say-on-Pay proposal with approximately 87.6% of the votes cast in favor of the proposal. We believe this result demonstrates our stockholders are strongly supportive of our executive compensation program.

We regularly engage with our top stockholders to solicit feedback on our performance, compensation programs and environmental, social, and corporate governance considerations. Through this ongoing process, the Committee gathers important external perspectives and viewpoints. As the Committee has reviewed our executive compensation policies and practices since the 2025 Say-on-Pay vote, it has been mindful of our stockholders' feedback and the level of support our stockholders have expressed for our approach to executive compensation. Following its holistic review, the Committee decided to retain our general approach to executive compensation, including the decision to maintain a program that places a significant majority of our executives' pay at risk and to grant equity awards with performance-based vesting conditions and underlying value tied to our stock price performance.

We value the opinions of our stockholders and will continue to consider their prior and future feedback, as well as the outcome of future Say-on-Pay votes, when making compensation decisions for our NEOs.

Executive Compensation Policies and Practices

We endeavor to maintain sound executive compensation policies and practices, including compensation-related corporate governance standards, consistent with our executive compensation philosophy. The following list summarizes the key elements of our compensation program that we believe serve our stockholders' long-term interests:

What We Do	What We Don't Do
✓ Substantial Majority of Compensation "At-Risk" and based on corporate and stock price performance to align the interests of our NEOs and stockholders
✓ Emphasis on Long-Term Performance to focus our NEOs on stockholder value creation and the achievement of strategic objectives
✓ Multi-Year Performance Periods for PSU Awards
✓ Multi-Year Vesting Requirements for equity awards
✓ Comprehensive Clawback Policy that applies to all incentive-based compensation (cash and equity) granted to NEOs
✓ Stock Ownership Guidelines for our NEOs and non-employee directors
✓ Annual Executive Compensation Review
✓ Annual Compensation-Related Risk Assessment
✓ Independent Compensation Consultant

✗ No Tax Gross-Ups on severance, excise taxes or executive perquisites
✗ No Dividends or Dividend Equivalents Payable on Unvested Equity Awards
✗ No Hedging or Pledging of Our Securities including engaging in short sales, puts, calls or other derivative transactions involving our securities; this policy applies to all employees
✗ No Special Executive Retirement Plans
✗ No Significant Perquisites or other personal benefits

Executive Compensation Philosophy and Program Design

Compensation Philosophy

Our executive compensation program is guided by our strong pay-for-performance culture and our overarching philosophy of paying only for demonstrable performance. Consistent with this philosophy, we have designed our executive compensation program to achieve the following primary objectives:

Q2'S PAY-FOR-PERFORMANCE PHILOSOPHY IS DESIGNED TO…

…Provide compensation and benefit levels that will attract, retain, motivate and reward a highly-talented team of executive officers within the context of responsible cost management.	…Establish a direct link between our financial and operational results and strategic objectives and the compensation of our executive officers.	…Align the interests and objectives of our executive officers with those of our stockholders by linking incentive compensation to a combination of financial performance and stockholder value creation.

We structure the annual compensation of our NEOs using three principal vehicles: base salary, annual cash bonus opportunities, and long-term incentive compensation opportunities in the form of equity awards (PSUs and RSUs). In the following chart, we provide an overview of each material element of our fiscal 2025 executive compensation program and describe how each element is tied to our compensation objectives.

Performance Stock Units (PSUs)
▪ Align executive and long-term stockholder interests
▪ Executives rewarded based on executing our long-term business strategy and creating value for our stockholders
Base Salary
▪ Attract and retain key talent
▪ Motivate strong business performance without encouraging excessive risk taking
Annual Cash Bonus
▪ Drive the achievement of key business results on an annual basis
▪ Recognize individuals based on their contributions
▪ Performance-based and not guaranteed
Time-vesting RSUs
▪ Align executive and long-term stockholder interests
Salary
Annual Cash Bonus
PSU Award
RSU Award

Compensation-Setting Process

In consultation with our independent compensation consultant, the Committee reviews the base salary levels, annual cash bonus opportunities, and long-term incentive compensation opportunities of our NEOs at the end of each year, or more frequently as warranted. Adjustments are generally effective at the beginning of the following year. The Committee does not establish a specific target for setting the total direct compensation opportunity of our NEOs. Instead, when selecting and setting the amount of each compensation element, the Committee holistically considers a variety of factors, as outlined below.

Factors considered in setting executive compensation:
✓ Company performance. Our performance against the financial and operational objectives established by the Committee and our board of directors, and relative to our compensation and performance peers
✓ Individual's qualifications. Each individual executive officer's skills, experience and qualifications, including relative to other similarly-situated executives at companies in our compensation peer group
✓ Individual's role. Scope of each executive officer's role compared to other similarly-situated executives at companies in our compensation peer group
✓ Individual's performance. Performance of each individual executive officer, based on objective and subjective assessments of his or her contributions to our overall performance, including ability to lead his or her business unit or function and work as part of a team, all of which reflect our core values
✓ Internal Parity. Compensation parity among our executive officers
✓ Peer group practices. Compensation practices of our compensation peer group and the positioning of each executive officer's compensation relative to those of the markets in which we compete both operationally and for executive talent
✓ Industry practices. Evolving dynamics in both the industry in which we operate and the broader high-tech sector

In addition to the factors outlined above, the Committee considers the following items when setting long-term incentive compensation.

Additional factors considered in setting long-term incentive compensation:
✓ Equity holdings. Outstanding equity holdings of each executive officer
✓ Cost impact. Projected impact of the proposed awards on our earnings
✓ Burn rate. Relative proportion of our total shares outstanding used for annual employee long-term incentive compensation awards (our "burn rate") in relation to those of the companies in our compensation peer group
✓ Voting power. Relative potential voting power dilution to our stockholders in relation to those of the companies in our compensation peer group
✓ Other implications. Accounting and tax implications of the long-term incentive awards

These factors provide the decision-making framework for determining the compensation opportunity for each NEO. For fiscal 2025, no single factor determined NEO pay levels and no specific weightings were applied to any factor.

Competitive Positioning and Peer Group

To compare our executive compensation against the competitive market, the Committee reviews and considers the compensation levels and practices of a compensation peer group of comparable technology companies. The companies in our peer group are selected based on their similarity to Q2 from industry, business model and company size perspectives, but with no one single selection criteria being necessarily determinative.

Fiscal 2025 Peer Group

The Committee reviews our compensation peer group at least annually and adjusts its composition when applicable, taking into account changes in both our business and the businesses of the companies in the peer group. With the assistance of its independent compensation consultant, the Committee reviewed our peer group for fiscal 2024 and made the following changes for fiscal 2025: removed Alteryx and New Relic, which were acquired, and added Alkami Technology, BILL Holdings, Clearwater Analytics, Intapp and Qualys, which are well aligned with our peer group selection criteria. Our fiscal 2025 selection criteria and our fiscal 2025 peer group are shown below:

Our independent compensation consultant analyzed compensation data of the peer group from company public filings, the Radford Global Technology Survey, and other relevant proprietary surveys and databases. This market data was used as a reference point for the Committee to assess the competitiveness of our current compensation levels and the design and elements of our compensation program in the course of its deliberations on our NEOs’ compensation for fiscal 2025.

Fiscal 2026 Peer Group

With the assistance of our independent compensation consultant, the Committee reviewed our peer group for fiscal 2026 and made the following changes relative to the group listed above: removed Smartsheet, and added Manhattan Associates, Inc. and Vertex, Inc.

Compensation Elements

The elements of our fiscal 2025 executive compensation program for our NEOs are as follows: base salary, annual cash bonus and long-term incentives.

Base Salary

Base salary represents the fixed portion of compensation of our NEOs and is an important element of total compensation intended to attract and retain highly-talented individuals. The Committee conducted its annual review of the base salaries of our NEOs and considered alignment with the market and each individual’s role and performance. The Committee approved the following base salaries for fiscal 2025. The 2025 base salaries for Messrs. Flake, Coleman, and Breeden were not increased from their 2024 levels because the Committee determined that their base salaries already reflected market compensation levels for their respective roles. Effective March 6, 2025, Mr. Price’s base salary was increased from $400,000 to $450,000 to better align with market compensation for his role as Chief Financial Officer. In connection with Mr. Mukkamala’s appointment as Chief Operating Officer, effective November 6, 2025, his base salary was increased from $400,000 to $450,000 to better align with market compensation levels for his new position.

Named Executive Officer	2024 Base Salary	2025 Base Salary	Percentage Increase
Mr. Flake	$520,000	$520,000	No change
Mr. Coleman	$450,000	$450,000	No change
Mr. Price	$400,000	$450,000	13%
Mr. Breeden	$400,000	$400,000	No change
Mr. Mukkamala	$400,000	$450,000	13%

Annual Cash Bonuses

For fiscal 2025, the Committee approved an annual performance-based cash bonus program, the 2025 Cash Bonus Plan, for our NEOs and other employees.
Target Annual Cash Bonus Opportunities

Each participant in the 2025 Cash Bonus Plan was assigned a target annual cash bonus opportunity, the amount of which was calculated as a percentage of his or her base salary. The Committee did not approve any changes to cash bonus opportunities for Messrs. Flake, Coleman and Breeden in fiscal 2025 because the Committee determined that target cash bonus opportunities reflected market competitive levels for their respective roles. Effective March 6, 2025, Mr. Price’s target cash bonus opportunity was increased from 75% to 100% to better align with market compensation for his role as Chief Financial Officer. In connection with Mr. Mukkamala’s appointment as Chief Operating Officer, effective November 6, 2025, his target cash bonus opportunity was increased from 60% to 75% to better align with market compensation levels for his new position.

Named Executive Officer	2024 Target Annual Cash Bonus Opportunity (% of base salary)	2025 Target Annual Cash Bonus Opportunity (% of base salary)	Year-over-Year Net Change
Mr. Flake	100%	100%	No change
Mr. Coleman	100%	100%	No change
Mr. Price	70%	100%	plus 30% pts.
Mr. Breeden	75%	75%	No change
Mr. Mukkamala	60%	75%	plus 15% pts.

Corporate Performance Measures

The Committee annually establishes the performance measures for NEOs under our Cash Bonus Plan and may change those performance measures from year to year as our business priorities evolve. The Committee reserves discretion to modify performance measures during the performance period, make adjustments for fundamental changes to our business which impact performance measures, and to exercise discretion, positively or negatively, on final payout amounts.

For the 2025 Cash Bonus Plan, the Committee selected bookings and adjusted EBITDA as the corporate performance measures for each of our NEOs. Relative to the 2024 Cash Bonus Plan, the Committee chose to measure bookings rather than non-GAAP Revenue as a performance measure in order to incentivize sales and future revenue growth. The Committee chose to give equal weighting to the objectives of top-line growth and improved operational efficiencies, to align with our 2025 business objectives.

Performance Measure	Weighting	Description	Rationale
Bookings (expressed as monthly recurring revenue)	50%	Bookings for fiscal 2025, based on committed or contracted levels in customer agreements signed in 2025, with an exclusion for one-time services	Focus on generating revenue and expanding our business via top-line growth
Adjusted EBITDA	50%	GAAP net income/loss adjusted for depreciation, amortization, stock-based compensation, transaction-related costs, provision for income taxes, interest and other (income) expense, net, deferred revenue reduction from purchase accounting, (gain) loss on extinguishment of debt, and lease and other restructuring charges	Focus on profitability and improving operational efficiencies
The Committee set the threshold, target and maximum performance levels and corresponding payout percentages for each of the corporate performance measures in March 2025. The 2025 performance measures and potential payout percentages were as follows:

Achievement Level	Bookings		Adjusted EBITDA
	Value	Payout	Value	Payout
Maximum	$11,646,000	150%	$212,500,000	150%
Target	$9,705,000	100%	$170,000,000	100%
Threshold	$7,278,750	50%	$144,500,000	50%
Below Threshold	Less than $7,278,750	0%	Less than $144,500,000	0%

The target levels for these performance measures were based on our fiscal 2025 operating plan, as reviewed and approved by our board of directors. The amount that each executive officer could earn under the 2025 Cash Bonus Plan was based on our actual achievement of financial measures for fiscal 2025. Interpolation was used to determine the achievement percentage and corresponding payout for results between threshold and target, and target and maximum, shown in the table above.

2025 Annual Cash Bonus Payments

In February 2026, the Committee determined the amounts to be paid under the 2025 Cash Bonus Plan to our NEOs based on our actual performance for fiscal 2025. Achievement of the combined metrics under the 2025 Cash Bonus Plan resulted in a calculated payout of 106.3% of target for the NEOs as shown in the table below.

Performance Measure	Target Performance	Actual Performance	(A) Payout Percentage	(B) Weighting	(A)x(B) Weighted Payout Percentage
Bookings	$9,705,000	$9,178,416	93.2%	50%	46.6%
Adjusted EBITDA	$170,000,000	$186,513,872	119.4%	50%	59.7%
Total - Based on Calculated Results					106.3%

The actual cash bonus payments made to the NEOs for fiscal 2025 under the 2025 Cash Bonus Plan were as follows:

Named Executive Officer	Target Annual Cash Bonus Opportunity ($)	Actual Annual Cash Bonus Payment ($)
Mr. Flake	$520,000	$552,879
Mr. Coleman	$450,000	$478,453
Mr. Price	$420,192	$446,760
Mr. Breeden	$300,000	$318,969
Mr. Mukkamala	$254,959	$271,080

For the 2026 Cash Bonus Plan, the Committee again selected bookings and adjusted EBITDA as the performance measures for each of our NEOs, weighted 60% and 40%, respectively, for Messrs. Flake, Price, Breeden and Mukkamala, and weighted 75% and 25%, respectively for Mr. Coleman. The 2026 Cash Bonus Plan places a higher weighting on top-line growth to better align with our 2026 business priorities.

Long-Term Incentive Compensation

The Committee believes long-term incentive compensation focuses our NEOs on aligning executive and long-term stockholder interests, executing our long-term business strategy and creating value for our stockholders. Our fiscal 2025 long-term incentive program was designed to reflect a balance of these factors, as well as related share usage, accounting and dilution considerations.

The Committee determined to grant our NEOs long-term incentive compensation opportunities in fiscal 2025 as follows:

Component	Target Weighting	Description	Rationale
Performance Stock Units (PSUs)	50%
Right to earn shares of common stock based on achievement of:

•Adjusted EBITDA margin: Adjusted EBITDA as a percentage of Non-GAAP Revenue for the 12-months ending December 31, 2026 (Adjusted EBITDA Margin PSUs), and
•Total stockholder return performance relative to the S&P Software & Services Select Index over a three-year performance period (Relative TSR PSUs).

The aggregate target number of PSUs granted is divided equally between Adjusted EBITDA Margin PSUs and Relative TSR PSUs. The performance periods and vesting schedules of the PSUs are described below under "2025 Performance Share Units."

For Relative TSR PSUs, if earned, units vest on approximately the third anniversary of grant.

•Aligns the interest of our executives with those of stockholders

•Rewards stockholder return performance relative to industry peers
•Rewards achievement of a key long-term financial objective, Adjusted EBITDA margin, to encourage behavior that will maximize stockholder value
•Balances focus on internal versus external and absolute versus relative performance measurement perspectives
•Multi-year performance and vesting periods emphasize our long-term pay-for-performance philosophy and help facilitate the retention of our executives, as the executives must be employed at the end of the performance period to fully earn the awards

Restricted Stock Units (RSUs)	50%	Right to earn shares of common stock based on continued employment over a four-year vesting period (25% of shares vest each year).	•Aligns the long-term interests of our executives with those of our stockholders •Multi-year vesting period promotes retention of our executives

Consistent with the general framework noted above, in March 2025, the Committee granted equity awards for fiscal 2025 to our NEOs as follows, which grant levels were determined to align with market compensation levels for their positions:

2025 Annual Equity Awards

Named Executive Officer	(A) PSU Awards (target $ value)	PSU Awards (# of shares)	(B) RSU Awards (target $ value)	RSU Awards (# of shares)	(A) + (B) Total Target LTI Award Value
Mr. Flake	$5,000,000	60,887	$5,000,000	60,887	$10,000,000
Mr. Coleman	$2,500,000	30,443	$2,500,000	30,443	$5,000,000
Mr. Price	$2,500,000	30,443	$2,500,000	30,443	$5,000,000
Mr. Breeden	$1,500,000	18,266	$1,500,000	18,266	$3,000,000
Mr. Mukkamala	$1,500,000	18,266	$1,500,000	18,266	$3,000,000

2025 Performance Share Units

Achievement Level	Adjusted EBITDA Margin (% of target)	Company's TSR Relative to Index	Payout Percentage (% of target # of PSUs)
Maximum	110% or more	90th percentile or higher	200%
Target	100%	50th percentile	100%
Threshold	90%	25th percentile	50%
Below Threshold	Less than 90%	Less than 25th percentile	0%

For the Adjusted EBITDA Margin portion of the fiscal 2025 PSUs, performance is measured in the second year of the award, over a 12-month period commencing January 1, 2026 and ending December 31, 2026. Adjusted EBITDA Margin is calculated as Adjusted EBITDA as a percentage of non-GAAP Revenue.(1) Linear interpolation is used to determine the number of shares of our common stock earned for performance between the defined levels shown in the table above. Up to 100% of the target shares earned for Adjusted EBITDA Margin will vest on the date of the Committee’s determination of the level of Adjusted EBITDA Margin achievement. Any above-target shares earned for Adjusted EBITDA Margin achievement will vest on approximately the third anniversary of the date of grant. Payouts are subject to continued employment of the executive officer.

(1)We define non-GAAP Revenue as total revenue excluding the impact of purchase accounting. Beginning in the year ended December 31, 2024, because there was no impact of purchase accounting on revenue, our non-GAAP total revenue is now equivalent to our GAAP total revenue. For information on non-GAAP revenue, as calculated by Q2, please see Part II, Item 7: "Management's Discussion and Analysis of Financial Condition and Results of Operations - Non-GAAP Financial Measures" included in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 11, 2026.

For the Relative TSR portion of the PSUs, performance is measured over a three-year performance period, commencing on March 6, 2025 and ending on March 6, 2028, relative to the S&P Software & Services Select Index, or Index. The Committee determined that the Index is the most relevant comparator from both an industry and company size perspective. Linear interpolation is used to determine the number of shares of our common stock earned for performance between the defined levels shown in the table above. The shares earned, if any, will vest on approximately the third anniversary of the date of grant. Vesting is subject to continued employment.

For purposes of the Relative TSR PSU awards, TSR for Q2 and the Index are calculated by dividing the difference between the starting and ending share price for the performance period (taking into account any dividends) by the starting share price. For purposes of calculating both our TSR and the TSR for the companies in the Index, the share price will be calculated using the average of the opening and closing prices of the common stock for the 30 trading days preceding the starting and ending dates.

For the fiscal year 2026 long-term incentive program, the Committee adjusted the PSU performance metric weightings to increase simplicity, strategic alignment, shareholder alignment and fairness. As a result, the Committee added revenue growth as a third PSU performance measure. This top-line measure was selected to better align with our long-term business strategy and the creation of value for our stockholders. Fiscal 2026 PSU Award performance measures are weighted 40% revenue growth, 40% Adjusted EBITDA Margin and 20% relative TSR.

Results of Prior Market Stock Units (MSU) and 2024 PSU Grants

Prior to fiscal 2023, the performance-based equity awards granted to our executive officers were MSUs, earned based on TSR performance relative to the TSR performance of the Russell 2000 Index over a three-year performance period. For the 2022 MSU awards, up to one-third of the target number of shares subject to each award are eligible to be earned after the second year of the performance period (based on performance for the first two years of the performance period), and up to 200% of the full target number of shares subject to each award are eligible to be earned after the completion of the full three-year performance period (less any shares earned for the first two years). The final performance periods for three tranches of 2022 MSU awards were completed in 2025. Information with respect to the number of shares earned under outstanding MSUs for performance periods ending during fiscal 2025 are shown below.

With respect to our March 2022 MSU grants to Messrs. Flake, Price, and Breeden, our three-year TSR of 42.24% for the performance period ended March 10, 2025 placed us at the 77th percentile of the Russell 2000 Index. Accordingly, the table below sets for the shares of common stock earned by our NEOs for the three-year performance period of the March 2022 MSU grants.

2022 MSU Grant - Year 3 Results

Named Executive Officer	Grant Date	Target Number of Fiscal 2022 MSUs	Total Number Earned	Actual Number of MSUs Earned in Year 2	Actual Number of MSUs Earned in Year 3
Mr. Flake	March 10, 2022	68,394	107,208	14,460	92,748
Mr. Price	March 10, 2022	21,240	33,293	4,490	28,803
Mr. Breeden	March 10, 2022	28,887	45,280	6,107	39,173

With respect to the fiscal 2024 Adjusted EBITDA Margin PSUs granted to Messrs. Flake, Coleman, Price, Breeden, and Mukkamala, Adjusted EBITDA margin for the performance period ended December 31, 2025 was 23.47%, resulting in attainment above the 120% maximum achievement level, entitling the NEOs to a payout factor of 200% of the target number of shares, subject to their continued employment with Q2 on each vesting date. Up to the target number of shares, to the extent earned, vest on approximately the second anniversary of the date of grant, with any above-target attainment, to the extent earned, vesting on approximately the third anniversary of the grant date, as set forth in the table below.

2024 Adjusted EBITDA Margin PSU Grant - Year 2 Results

Named Executive Officer	Grant Date	Original Target Number of Adjusted EBITDA Margin PSUs	Actual Number Earned	Number of Shares Subject to Year 2 Vest	Number of Shares Subject to Year 3 Vest
Mr. Flake	March 7, 2024	50,889	101,778	50,890	50,888
Mr. Coleman	March 7, 2024	26,784	53,568	26,784	26,784
Mr. Price	March 7, 2024	21,427	42,854	21,428	21,426
Mr. Breeden	March 7, 2024	14,999	29,998	15,000	14,998
Mr. Mukkamala	March 7, 2024	5,357	10,714	5,358	5,356

Stock Ownership Guidelines

Our board of directors has adopted stock ownership guidelines in April 2020 that apply to our executive leadership team and our non-employee directors. The following outlines our current stock ownership guidelines:

Employee/Group	Stock Ownership Guideline
CEO	5x base salary
Other executive officers	3x base salary
Non-employee directors	4x annual base cash retainer

Shares counted toward satisfying the guideline include shares owned outright, other shares beneficially owned, and unvested time-based RSUs. Unvested or unearned PSUs, MSUs and outstanding stock options will not be counted towards satisfying the ownership requirement.

For purposes of our stock ownership guidelines, the value of the equity interests held by a covered individual is calculated based on the average closing stock price of one share of our common stock as listed on the NYSE for the 30 calendar days preceding the determination date. Each covered individual has five years to accumulate this equity interest from the date such person became subject to the stock ownership guidelines. As of December 31, 2025, each of our covered executives and non-employee directors was in compliance with our stock ownership guidelines.

Key Participants' Roles in Our Executive Compensation-Setting Process

To ensure that compensation decisions reflect the key principles of our executive compensation program, we undertake a collaborative process in determining and administering our compensation program. See below for a summary of the roles and responsibilities of the key participants in our executive compensation-setting process for fiscal 2025.

Participants	Primary Role and Responsibilities Relating to Compensation Decisions
Compensation Committee (Comprised solely of independent, non-employee directors; reports to the board of directors)
•Oversees, evaluates and approves the compensation plans, policies, and programs applicable to our CEO, other executive officers, and non-employee members of our board of directors
•Reviews and approves the compensation (including performance metrics and goals for performance-based short-term and long-term compensation) for the CEO and other executive officers
•Conducts an annual performance evaluation of the CEO
•Oversees the preparation, review and approval of this Compensation Discussion & Analysis
•Reviews the objectivity and independence of the advice provided by the independent consultant to the Committee on executive and non-employee director compensation

Independent Consultant to the Compensation Committee (Mercer)(1)
•Mercer served as the independent consultant to the Committee for fiscal 2025. Mercer’s role is to provide the following executive compensation consulting services to the Committee:
•Provides competitive market data based on the compensation peer group, including a review of the base salary levels, annual cash bonus opportunities and long-term incentive compensation opportunities of our executive officers
•Evaluates how the compensation we pay our executive officers compares both to our performance and to how the companies in our compensation peer group compensate their executives
•Assesses executive compensation trends within our industry, including updates on corporate governance and regulatory issues and developments
•Reviews market equity compensation practices, including burn rate and overhang
•Provides competitive market data regarding the compensation of the non-executive officer members of our board of directors
•Reviews the Compensation Discussion and Analysis
•Attends meetings of the Committee and consults with the Committee chair and other members between Committee meetings

Management/CEO
•Management assists the Committee by providing information on Company and individual performance, market data and management's perspective and recommendations on compensation matters
•The CEO makes recommendations with respect to adjustments to base salary levels, annual cash bonus opportunities, long-term incentive compensation opportunities, program structures and other compensation-related matters for our executive officers (other than with respect to his own compensation)

(1)In fiscal 2025, the Committee considered the specific independence factors adopted by the SEC and NYSE and determined that Mercer is independent and that its work did not raise any conflicts of interest. Mercer and its affiliates did not receive fees in excess of $120,000 for any services which were not related to consulting on executive and director compensation.

Retirement, Health and Welfare Benefits

We have established a tax-qualified Section 401(k) employee savings and retirement plan for all employees who satisfy certain eligibility requirements, including requirements relating to age and length of service. Under our Section 401(k) plan, employees may elect to reduce their current compensation by up to the statutory limits and have us contribute the amount of this reduction to our Section 401(k) plan. We intend for our Section 401(k) plan to qualify under Section 401 of the Code so that contributions by employees or by us to the plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the plan, except in certain cases where ROTH treatment applies. We match 50% of employee contributions, up to 6% of an employee's earnings, under our Section 401(k) plan for all employees.

In addition, we provide other benefits to our NEOs, on the same basis as all of our full-time employees. These benefits include medical, dental and vision benefits, short-term and long-term disability insurance, life and accidental death and dismemberment insurance and health savings account contributions. Our NEOs are also eligible to obtain an annual executive physical health screening at Q2’s expense.

We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.

Perquisites and Other Personal Benefits

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites or other personal benefits to our NEOs except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes. Where we provide executive perquisites, we do not provide tax gross-ups on the value of such perquisites. During fiscal 2025, none of the NEOs received perquisites or other personal benefits that were, in aggregate, $10,000 or more for each individual.

In the future, we may provide perquisites or other personal benefits in limited circumstances, such as those described in the preceding paragraph. All future practices with respect to perquisites or other personal benefits for our executive officers will be approved and subject to periodic review by the Committee.

Employment Agreements

We have entered into employment agreements with each of our NEOs, which we have amended from time to time to adjust for title or reporting structure. Each of these employment agreements provides for "at will" employment and sets forth the initial compensation arrangements for the executive officer, including an initial base salary, an annual cash bonus opportunity, and, in the case of newly-hired executive officers, an equity award recommendation. These agreements also set forth the rights and responsibilities of each party and protect both parties' interests in the event of certain terminations of employment as described in more detail in "Post-Employment Compensation" below and "Compensation of Named Executive Officers - Potential Payments Upon Termination and Change in Control" elsewhere in this Proxy Statement.

Post-Employment Compensation

We believe that having in place reasonable and competitive post-employment compensation arrangements is essential to attracting and retaining highly-qualified executive officers. Each of our employment agreements with our NEOs contains post-employment compensation arrangements in the event of an involuntary termination of employment, death or disability, and certain terminations of employment in connection with a change in control of Q2.

These post-employment compensation arrangements are designed to provide reasonable compensation to NEOs who leave Q2 under certain circumstances to facilitate their transition to new employment. Further, we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing executive officer to sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits.

In determining payment and benefit levels under the various circumstances triggering the post-employment compensation provisions of our employment agreements with our NEOs, the Committee has drawn a distinction between voluntary terminations of employment and terminations of employment for cause and terminations of employment without cause, for death or disability, or as a result of certain termination events following a change in control of Q2. Payment in the latter circumstances has been deemed appropriate in light of the benefits to us described above, as well as the likelihood that the executive officer's departure is due, at least in part, to circumstances not within his or her control. In contrast, we believe that payments are not appropriate in the event of a termination of employment for cause or a voluntary resignation without good reason because such events often reflect either inadequate performance or an affirmative decision by the executive officer to end his or her relationship with us. The nature and extent of the severance and other benefits payable depend upon the specific circumstances of the termination.

For outstanding awards made under our 2014 Equity Incentive Plan, under the equity award agreements applicable to our NEOs, if within 12 months of a change in control of Q2, his or her employment is terminated without cause or if he or she resigns for good reason, or if the acquiring company does not assume or substitute for any outstanding equity awards held by him or her, then all of the outstanding equity awards will become immediately vested and exercisable in full. We use this

"double-trigger" arrangement to protect against the loss of retention power following a change in control of Q2 and to avoid windfalls, both of which could occur if vesting accelerated automatically as a result of the transaction.

For outstanding awards made under our 2023 Equity Incentive Plan, under the award agreements applicable to our NEOs, the total number of outstanding equity awards will vest upon either (i) the consummation of a change in control in which the acquiror elects not to assume or substitute the award with a substantially equivalent award in connection with the change in control, provided that the participant’s service has not terminated prior to the date of the change in control or (ii) the cessation of the participant’s service as a result of a termination after a change in control on or prior to the first anniversary of the change in control ("double-trigger").

We believe that these arrangements align the interests of our executive officers and stockholders when considering the long-term future for Q2, as they keep our executive officers focused on pursuing all corporate transaction activity that is in the best interests of stockholders regardless of whether those transactions may result in their own job loss. Enhanced severance benefits are provided for a qualifying termination that occurs in connection with a change-in-control because the severance benefits are also intended to eliminate, or at least reduce, the reluctance of our executive officers to diligently consider and pursue potential change-in-control transactions that may be in the best interests of our stockholders.

We do not have any obligations in place to cover excise tax payments (or "gross-up") relating to a change in control of Q2 with respect to any of our NEOs.

For information on the post-employment compensation arrangements for the NEOs, as well as an estimate of the potential payments and benefits payable under these arrangements as of the end of fiscal 2025, see "Compensation of Named Executive Officers - Potential Payments upon Termination and Change in Control" elsewhere in this Proxy Statement.

Other Compensation Policies and Practices

Policies and Practices for Granting Certain Equity Awards

We have not granted stock options under any equity incentive plan or otherwise since March 2018, and therefore have no policies or practices relating to the granting of stock options close in time to the release of material non-public information. While we have not adopted a formal policy regarding the timing of grants of equity awards generally, including the PSUs and RSUs that we grant, it has been our practice, which we expect to continue, to grant equity awards after the release of our earnings. We do not grant equity awards in anticipation of the release of material non-public information nor do we time the release of material non-public information based on equity award grant dates.

Compensation Recovery ("Clawback") Policy

Effective December 1, 2023, we adopted a new Policy on the Recovery of Incentive Compensation, or clawback policy. This clawback policy provides for the recovery of incentive compensation if (A) the incentive compensation was calculated based on financial statements that were required to be restated due to noncompliance of Q2 with any financial reporting requirement, and (B) the noncompliance resulted in overpayment during the three fiscal years preceding the date the restatement was required. This policy is effective for all incentive compensation received by an executive officer on or after October 2, 2023, and it replaced and superseded our prior clawback policy. This policy is designed to comply with, and shall be interpreted to be consistent with, Section 10D of the Securities Exchange Act of 1934, as amended, Rule 10D-1.

For compensation received prior to October 2, 2023, our prior Policy on the Recoupment of Incentive Compensation, which was effective March 3, 2021 (the "March 2021 clawback policy"), applies. Under the March 2021 clawback policy, Q2 may, in its sole discretion, based upon the recommendation of the Committee, and to the extent legally permitted, require the return, repayment, or forfeiture of any cash or equity-based incentive compensation payment or award made to any current or former executive officer of Q2 during the three completed fiscal years immediately preceding the date on which Q2 is required to prepare a restatement of its financial statements due to material noncompliance of Q2 with any financial reporting requirement under the federal securities laws, or a Restatement, if:

1.The payment or award was made or granted: (A) based wholly or in part upon the attainment of a Q2 financial reporting measure (including, without limitation, (a) any measure that is determined and presented in accordance with the accounting principles used in preparing Q2's financial statements, and/or (b) any measure that is derived wholly or in part from such measure); or, (B) pursuant to an equity incentive plan of Q2, including awards containing time- or performance-based vesting criteria;

2.The board of directors determines that the executive officer engaged in or was otherwise involved in fraud or intentional misconduct that resulted in the need for the Restatement; and

3.A lower payment or award would have been made or granted to the executive officer based upon the restated financial results had there not been a Restatement.

Insider Trading Policy and Hedging and Pledging Prohibitions

We have adopted an Insider Trading Policy governing the purchase, sale, and/or other dispositions of our securities by our directors, officers and employees that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. Although the Company is not subject to the policy, it is the Company’s practice to comply with applicable insider trading laws, rules and regulations, and the applicable NYSE listing standards. This policy prohibits trading in Q2 securities when any of these individuals (or their family members or entities that they control) are in possession of material non-public information. The policy also provides for “black-out periods” during which certain individuals are prohibited from transacting in our securities, as well as pre-clearance procedures for certain individuals, including all executive officers and directors, before engaging in certain transactions.

Our Insider Trading Policy provides that no one subject to the policy, including all of our employees, executive officers and directors, may purchase any financial instrument that is designed to hedge against or offset any decrease in the value of our stock, such as short sales, puts, calls or other derivative transactions involving our securities. It further provides that no one subject to the policy may engage in hedging or monetization transactions involving our securities, pledge our securities as collateral for a loan or hold our securities in a margin account. A copy of the policy is filed as Exhibit 19.1 to our Annual Report filed on February 11, 2026.

Risk Considerations

The Committee has reviewed our compensation programs for employees, including NEOs, and concluded that the programs do not create risks that are reasonably likely to have a material adverse effect on us. In reaching this conclusion, the Committee considered factors including:

•compensation programs are designed to reward sustained long-term profitable growth and encourage behaviors aligned with the long-term interests of stockholders;

•incentive plans incorporate design features that reduce the likelihood of excessive risk taking, such as combinations of performance metrics, reasonable performance targets, capped payouts, and a balance of cash and equity-based awards;

•we maintain policies to mitigate compensation risk, including stock ownership guidelines and a clawback policy; and

•the Committee exercises an appropriate level of independent oversight of compensation decisions and related risks.

Tax Impact on Compensation

Generally, Section 162(m) of the Code disallows public companies a tax deduction for federal income tax purposes for remuneration in excess of $1 million paid in any fiscal year to "covered employees," which includes a company's chief executive officer, chief financial officer and any of the next three highest paid executive officers. Accordingly, compensation to our covered employees, in excess of $1 million will generally not be deductible.

As a publicly-traded company, in designing our executive compensation program and determining the compensation of our NEOs, the Committee considers a variety of factors, including the potential impact of the Section 162(m) deduction limit. However, the Committee will not necessarily limit executive compensation to that which is or may be deductible under Section 162(m). The Committee may consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent consistent with its compensation goals and the best interests of our stockholders, which may include providing for compensation that is not deductible by us for tax purposes.

REPORT OF THE COMPENSATION COMMITTEE

The Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with our management. Based on its review and discussions, the Committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the compensation committee of the board of directors,

Stephen C. Hooley, Chair
Margaret L. Taylor

The foregoing Report of the Compensation Committee shall not be deemed to be incorporated by reference into any filing of Q2 Holdings, Inc. under the Securities Act, or the Exchange Act, except to the extent that we specifically incorporate such information by reference in such filing and shall not otherwise be deemed "filed" under either the Securities Act or the Exchange Act or considered to be "soliciting material."

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Summary Compensation Table

The following table presents compensation information for fiscal 2025, 2024 and 2023 paid to, or earned by, our NEOs. No disclosure is provided for persons for years prior to the executive officer becoming an NEO. In accordance with the rules promulgated by the SEC, certain columns relating to information that is not applicable have been omitted from this table.

Name and Principal Position	Year	Salary	Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation (3)	Total
Matthew P. Flake	2025	$520,000	$10,372,998	$552,879	$46,633	$11,492,510
President & Chief Executive	2024	520,000	10,883,122	657,800	38,338	12,099,260
Officer	2023	520,000	10,182,690	615,571	36,325	11,354,586

Kirk L. Coleman	2025	$450,000	$5,186,406	$478,453	$50,857	$6,165,716
Chief Business Officer	2024	450,000	5,728,026	569,250	36,208	6,783,484
	2023	431,058	5,733,100	465,440	30,313	6,659,911

Jonathan A. Price	2025	$439,808	$5,186,406	$446,760	$35,589	$6,108,563
Chief Financial Officer	2024	400,000	4,582,378	354,200	32,137	5,368,715
	2023	400,000	3,375,496	157,952	29,324	3,962,772

John E. Breeden	2025	$400,000	$3,111,887	$318,969	$38,572	$3,869,428
Chief Delivery Officer	2024	400,000	3,207,686	379,500	40,710	4,027,896
	2023	400,000	3,825,537	355,137	38,656	4,619,330

Himagiri Mukkamala(4)	2025	$406,154	$3,111,887	$271,080	$38,591	$3,827,712
Chief Operating Officer

(1)Amounts represent the aggregate grant date fair value of RSUs, and PSUs granted during the applicable year computed in accordance with FASB ASC Topic 718. Assumptions used in calculating these amounts are described in Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for fiscal 2025. The table below presents the aggregate grant date fair value of the stock awards for the periods presented assuming achievement at the maximum level for any performance-based vesting stock awards, computed by multiplying the maximum number of shares that can be earned by the closing price of our common stock on the date of grant.

Name	Year	RSU Awards	PSU Awards	Total Stock Awards at Maximum Level
Matthew P. Flake	2025	$4,708,392	$9,416,783	$14,125,175
	2024	4,826,313	9,652,626	14,478,939
	2023	4,580,431	9,160,862	13,741,293

Kirk L. Coleman	2025	$2,354,157	$4,708,314	$7,062,471
	2024	2,540,195	5,080,389	7,620,584
	2023	2,562,864	5,125,727	7,688,591

Jonathan A. Price	2025	$2,354,157	$4,708,314	$7,062,471
	2024	2,032,137	4,064,274	6,096,411
	2023	1,518,388	3,036,775	4,555,163

John E. Breeden	2025	$1,412,510	$2,825,019	$4,237,529
	2024	1,422,505	2,845,010	4,267,515
	2023	1,720,824	3,441,648	5,162,472

Himagiri Mukkamala	2025	$1,412,510	$2,825,019	$4,237,529

(2)Amounts represent the annual cash bonuses paid under the formulaic calculation of our cash bonus plan for the applicable year. For a detailed discussion of the 2025 Cash Bonus Plan, see "Compensation Discussion and Analysis—Compensation Elements—Annual Cash Bonuses."
(3)The amounts shown in the "All Other Compensation" column for fiscal 2025 are comprised of the following:

Name	Employer paid health and welfare benefits (a)	Employer paid 401(k) matching contributions	Other (b)
Matthew P. Flake	$27,889	$10,500	$8,244
Kirk L. Coleman	28,174	10,500	12,183
Jonathan A. Price	27,301	8,288	—
John E. Breeden	28,072	10,500	—
Himagiri Mukkamala	28,091	10,500	—

(a)    Includes (i) employer's portion of premiums paid for medical, dental, vision, short-term disability, long term disability, life and accidental death and dismemberment insurance consistent with such amounts payable for all of our employees, (ii) employer paid health savings account contributions available for all of our employees and (iii) lifestyle spending account for personal well being expenses.
(b)    For Mr. Flake, amount reflects gift in recognition of his twentieth anniversary at Q2, as received by all similarly situated employees. For Mr. Coleman, amount reflects the value of employer-paid participation on our annual employee recognition trip.

(4)    Mr. Mukkamala was appointed as the Chief Operating Officer effective November 6, 2025. He was not an NEO for fiscal 2024 or 2023.

Grants of Plan-Based Awards in Fiscal 2025

The following table sets forth information regarding grants of plan-based awards made to our NEOs during fiscal 2025.

Name	Grant Date	Estimated Future Payments Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payments Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#) (2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Matthew P. Flake	n/a	$260,000	$520,000	$780,000	—	—	—		—	$—
	3/6/2025	—	—	—	15,222	30,444	60,888	(4)	—	2,354,235
	3/6/2025	—	—	—	15,221	30,443	60,886	(5)	—	3,310,372
	3/6/2025	—	—	—	—	—	—		60,887	4,708,392
Kirk L. Coleman	n/a	225,000	450,000	675,000	—	—	—		—	—
	3/6/2025	—	—	—	7,611	15,222	30,444	(4)	—	1,177,117
	3/6/2025	—	—	—	7,610	15,221	30,442	(5)	—	1,655,132
	3/6/2025	—	—	—	—	—	—		30,443	2,354,157
Jonathan A. Price	n/a	210,096	420,192	630,288	—	—	—		—	—
	3/6/2025	—	—	—	7,611	15,222	30,444	(4)	—	1,177,117
	3/6/2025	—	—	—	7,610	15,221	30,442	(5)	—	1,655,132
	3/6/2025	—	—	—	—	—	—		30,443	2,354,157
John E. Breeden	n/a	150,000	300,000	450,000	—	—	—		—	—
	3/6/2025	—	—	—	4,566	9,133	18,266	(4)	—	706,255
	3/6/2025	—	—	—	4,566	9,133	18,266	(5)	—	993,122
	3/6/2025	—	—	—	—	—	—		18,266	1,412,510
Himagiri Mukkamala	n/a	127,480	254,959	382,439	—	—	—		—	—
	3/6/2025	—	—	—	4,566	9,133	18,266	(4)	—	706,255
	3/6/2025	—	—	—	4,566	9,133	18,266	(5)	—	993,122
	3/6/2025	—	—	—	—	—	—		18,266	1,412,510

(1)The amounts reported in this column represent the threshold, target and maximum amounts payable under our 2025 Bonus Plan. Actual bonuses received under the 2025 Bonus Plan by the named executive officers are reported in the Summary Compensation Table under the column entitled "Non-Equity Incentive Plan Compensation."

(2)Represents RSUs granted on March 6, 2025, which vest in four equal annual installments on each anniversary of March 3, 2025.

(3)Amounts represent the aggregate grant date fair value of RSUs and PSUs granted during the year computed in accordance with FASB ASC Topic 718. Assumptions used in calculating these amounts are described in Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
(4)Represents Adjusted EBITDA Margin PSUs which vest, to the extent earned, in two installments on approximately the second and third anniversary of the grant date. The final number of shares of common stock to be earned and settled will be subject to the terms of the applicable award agreements. For more information on the Adjusted EBITDA Margin PSUs, see "Compensation Discussion and Analysis—Compensation Elements—Long-Term Incentive Compensation."

(5)Represents Relative TSR PSUs which vest, to the extent earned, on approximately the third anniversary of the grant date. The final number of shares of common stock to be earned and settled will be subject to the terms of the applicable award agreements. For more information on the Relative TSR PSUs, see "Compensation Discussion and Analysis—Compensation Elements—Long-Term Incentive Compensation."

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements. Each of our NEOs has entered into a written employment agreement with us that provides for payment of base salary, target annual cash incentive compensation, eligibility for employee benefit programs and potential severance benefits. For further information regarding the base salaries, bonuses and incentive compensation payable to our NEOs and their eligibility for our employee benefit programs, please see our "Compensation Discussion and Analysis" above. For further information regarding the severance benefits provided under their employment agreements, please see "Potential Payments Upon Termination and Change in Control" below.
Equity Awards. We have granted equity awards to our NEOs under our equity incentive plan. For further information regarding such equity awards, including the vesting schedules, please see the "Grants of Plan-Based Awards" table and related footnotes above and in "Compensation Discussion and Analysis—Long-Term Incentive Compensation" above.

Option Repricings and Equity Award Modifications. We did not reprice any stock options or otherwise modify any outstanding equity awards during the year ended December 31, 2025 for our NEOs.

Salary and Annual Incentive Bonus Compared to Total Compensation. The ratio of salary and annual incentive bonus to total compensation in 2025 (each as set forth in the Summary Compensation Table above) is set forth above under "Compensation Discussion and Analysis—Focus on Pay-for-Performance."

Outstanding Equity Awards at December 31, 2025
The following table sets forth information regarding outstanding equity awards held by our NEOs at December 31, 2025.

	STOCK AWARDS
Name	Number of Shares or Units That Have Not Vested(1)		Market Value of Shares or Units of Stock That Have Not Vested(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(1)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1)
Matthew P. Flake	17,099	(2)	$1,233,864
	71,059	(3)	$5,127,617
	76,334	(4)	$5,508,261
	60,887	(5)	$4,393,606
	71,058	(6)	$5,127,545
	101,778	(7)	$7,344,300
				71,059	(8)	$5,127,617
				50,889	(9)	$3,672,150
				30,443	(10)	$2,196,767
				30,444	(11)	$2,196,839
Kirk L. Coleman	18,602	(12)	$1,342,320
	23,556	(3)	$1,699,801
	17,934	(13)	$1,294,117
	40,176	(4)	$2,899,100
	30,443	(5)	$2,196,767
	23,556	(6)	$1,699,801
	17,934	(14)	$1,294,117
	53,568	(7)	$3,865,467
				23,555	(8)	$1,699,729
				17,934	(15)	$1,294,117
				26,784	(9)	$1,932,733
				15,221	(10)	$1,098,347
				15,222	(11)	$1,098,420

Jonathan A. Price
	5,310	(2)	$383,170
	23,556	(3)	$1,699,801
	32,141	(4)	$2,319,295
	30,443	(5)	$2,196,767
	23,556	(6)	$1,699,801
	42,854	(7)	$3,092,345
				23,555	(8)	$1,699,729
				21,427	(9)	$1,546,172
				15,221	(10)	$1,098,347
				15,222	(11)	$1,098,420
John E. Breeden	7,222	(2)	$521,140
	26,696	(3)	$1,926,383
	22,499	(4)	$1,623,528
	18,266	(5)	$1,318,075
	26,696	(6)	$1,926,383
	29,998	(7)	$2,164,656
				26,696	(8)	$1,926,383
				14,999	(9)	$1,082,328
				9,133	(10)	$659,037
				9,133	(11)	$659,037
Himagiri Mukkamala	20,210	(16)	$1,458,354
	8,036	(4)	$579,878
	18,266	(5)	$1,318,075
	10,714	(7)	$773,122
				13,473	(17)	$972,212
				5,357	(9)	$386,561
				9,133	(10)	$659,037
				9,133	(11)	$659,037

(1)The securities underlying units that have not vested or are unearned are shares of Q2's common stock, reflecting target number of shares for performance-based awards. The market values included in the table are based on the closing price of Q2's common stock on December 31, 2025 of $72.16.

(2)These RSUs were granted on March 10, 2022 and vest in four equal annual installments on each anniversary of March 3, 2022.
(3)These RSUs were granted on March 2, 2023 and vest in four equal annual installments on each anniversary of March 3, 2023.
(4)These RSUs were granted on March 7, 2024 and vest in four equal annual installments on each of the first four anniversaries of the grant date.
(5)These RSUs were granted on March 6, 2025 and vest in four equal annual installments on each anniversary of March 3, 2025.
(6)These PSUs were granted on March 2, 2023, were earned based on Adjusted EBITDA margin for the performance period ended December 31, 2024, one half vested on March 2, 2025, with the remining one half to vest on approximately the third anniversary of the grant date, subject to continued employment with Q2 on each vesting date.
(7)These PSUs were granted on March 7, 2024, were earned based on Adjusted EBITDA margin for the performance period ended December 31, 2025, and will vest in two installments on approximately the second and third anniversary of the grant date, subject to continued employment with Q2 on each vesting date.

(8)These PSUs were granted on March 2, 2023 and vest, to the extent earned, on the third anniversary of the grant date. The final number of shares of common stock to be earned and settled will be subject to the terms of the applicable award agreements.
(9)These PSUs were granted on March 7, 2024 and vest, to the extent earned, on the third anniversary of the grant date. The final number of shares of common stock to be earned and settled will be subject to the terms of the applicable award agreements.
(10) These PSUs were granted on March 6, 2025 and vest, to the extent earned, on the third anniversary of the grant date. The final number of shares of common stock to be earned and settled will be subject to the terms of the applicable award agreements.
(11)These PSUs were granted on March 6, 2025 and vest, to the extent earned, in two installments on the second and third anniversary of the grant date. The final number of shares of common stock to be earned and settled will be subject to the terms of the applicable award agreements.
(12)These RSUs were granted on December 6, 2022 and vest in four equal annual installments on each anniversary of December 9, 2022.
(13)These RSUs were granted on May 31, 2023 and vest in four equal annual installments on each anniversary of June 9, 2023.
(14)These PSUs were granted on May 31, 2023, were earned based on Adjusted EBITDA margin for the performance period ended December 31, 2024, one half vested on May 31, 2025, with the remining one half to vest on approximately the third anniversary of the grant date, subject to continued employment with Q2 on each vesting date.
(15)These PSUs were granted on May 31, 2025 and vest, to the extent earned, on the third anniversary of the grant date. The final number of shares of common stock to be earned and settled will be subject to the terms of the applicable award agreements.

(16)These RSUs were granted on December 6, 2023 and vest in four equal annual installments on each anniversary of December 9, 2023.
(17)These PSUs were granted on December 6, 2023 and vest, to the extent earned, on the third anniversary of the grant date. The final number of shares of common stock to be earned and settled will be subject to the terms of the applicable award agreements.
Option Exercises and Stock Vested in Fiscal 2025

The following table sets forth the number of shares of common stock acquired during fiscal 2025 by our NEOs upon the exercise of stock options and the vesting of RSUs, MSUs and PSUs and the value realized upon such exercise or vesting.

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired Upon Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired Upon Vesting (#)	Value Realized on Vesting ($)(2)
Matthew P. Flake	—	$—	250,633	$20,129,913
Kirk L. Coleman	—	—	97,103	8,146,376
Jonathan A. Price	11,641	475,535	81,384	6,554,760
John E. Breeden	—	—	97,636	7,799,811
Himagiri Mukkamala	—	—	12,783	971,979

(1)Calculated by multiplying (i) the fair market value of common stock on the exercise date, which was determined using the closing price on NYSE of a share of common stock on the date of exercise, or if such day is a holiday, on the immediately preceding trading day, less the applicable exercise price, by (ii) the number of shares of common stock acquired upon exercise.
(2)Calculated by multiplying (i) the fair market value of common stock on the vesting date, which was determined using the closing price on NYSE of a share of common stock on the vesting date, or if such day is a holiday or weekend, on the immediately preceding trading day, by (ii) the number of shares of common stock acquired upon vesting.
Pension Benefits and Nonqualified Deferred Compensation

The tables disclosing pension benefits and nonqualified deferred compensation are omitted because we do not have any such plans.

Potential Payments Upon Termination and Change in Control

Each of our NEOs is subject to certain obligations relating to non-competition, non-solicitation, proprietary information and assignment of inventions. Pursuant to these obligations, each NEO has agreed (i) not to solicit our employees or customers during employment and for a period of two years after the termination of employment, (ii) not to compete with us or assist any other person to compete with us during employment and for a period of two years after the termination of employment and (iii) to protect our confidential and proprietary information and to assign to us intellectual property developed during the course of employment.

In addition, we have entered into employment agreements with each of our NEOs. The following is a summary of the employment agreements with our NEOs as in effect on December 31, 2025.

Matthew P. Flake is party to an amended and restated employment agreement with us effective September 23, 2021. This employment agreement has no specific term and constitutes at-will employment. Mr. Flake's current annual base salary is $520,000. Mr. Flake is also eligible to receive benefits that are substantially similar to those of our other employees. His employment agreement also specifies his eligibility for an annual incentive bonus, which is currently targeted at 100% of his base salary of $520,000. Payment of any bonus to Mr. Flake is subject to approval by our board of directors.

Mr. Flake's employment agreement provides that in the event that we terminate his employment for any reason, other than for "cause" (as such term is defined below) or certain other triggering events noted below, Mr. Flake would be entitled to the following severance benefits: (i) payments in equal installments over a 24-month period an amount equal to the sum of (a) 200% of his then-current annual base salary and (b) a pro-rata amount of his then-current annual cash incentive bonus at target for the fiscal year of his termination, pro-rated for his number of days of employment in such year; (ii) immediate acceleration of the vesting of any equity awards subject to time-based vesting which would have otherwise occurred had he remained employed over the 12 months following his termination; (iii) continued eligibility to vest in the portion of any then-outstanding performance based equity awards that would have otherwise vested had he remained employed and based upon attainment of relevant performance goals within the 12 months following his termination; and, (iv) payment of the monthly amount of Consolidated Omnibus Budget Reconciliation Act, or COBRA, continuation coverage for up to 24 months, subject to his continued eligibility for COBRA coverage.

Mr. Flake's employment agreement also provides that in the event that we terminate his employment for any reason, other than for "cause," or if Mr. Flake resigns for "good reason" (as such term is defined below), in either case during the period of time extending from 60 days prior to and 24 months following the closing of any "change in control" (as defined in the employment agreement), Mr. Flake would be entitled to the following severance benefits: (i) we will be obligated to pay him in one lump sum an amount equal to the sum of (a) 250% of his then-current annual base salary and (b) a pro-rata amount of the greater of his then-current annual cash incentive bonus for the fiscal year of his termination, (x) at target, or (y) based upon attainment of applicable performance goals through the date of determination, in either case pro-rated for his number of days of employment in such year; (ii) immediate acceleration of the vesting of any equity awards subject to time-based vesting; (iii) continued eligibility to vest in any then-outstanding performance based equity awards for the remainder of their applicable terms; and, (iv) payment of the monthly amount of COBRA continuation coverage for up to 30 months, subject to his continued eligibility for COBRA coverage.

Mr. Flake's employment agreement also provide that in the event of the termination of his employment as a result of his death or "disability" (as defined in the employment agreement), he or his estate would be entitled to the following severance benefits: (i) immediate acceleration of the vesting of any equity awards subject to time-based vesting; and, (ii) continued eligibility to vest in any then-outstanding performance based equity awards for the remainder of their applicable terms.

Kirk L. Coleman is party to an amended and restated employment agreement with us effective November 6, 2025. This employment agreement has no specific term and constitutes at-will employment. Mr. Coleman's current annual base salary is $450,000. Mr. Coleman is also eligible to receive benefits that are substantially similar to those of our other executive-level employees. His employment agreement also specifies his eligibility for an annual incentive bonus, which is currently targeted at $450,000 for fiscal 2026. Payment of any bonus to Mr. Coleman is subject to approval by our board of directors.

Jonathan A. Price is party to an amended and restated employment agreement with us effective November 8, 2024. This employment agreement has no specific term and constitutes at-will employment. Mr. Price's current annual base salary is $450,000. Mr. Price is also eligible to receive benefits that are substantially similar to those of our other executive-level employees. His employment agreement also specifies his eligibility for an annual incentive bonus, which is currently targeted at $450,000 for fiscal 2026. Payment of any bonus to Mr. Price is subject to approval by our board of directors.

John E. Breeden is party to an amended and restated employment agreement with us effective November 6, 2025. This employment agreement has no specific term and constitutes at-will employment. Mr. Breeden's current annual base salary is $400,000. Mr. Breeden is also eligible to receive benefits that are substantially similar to those of our other executive-level employees. His employment agreement also specifies his eligibility for an annual incentive bonus, which is currently targeted at $300,000 for fiscal 2026. Payment of any bonus to Mr. Breeden is subject to approval by our board of directors.

Himagiri Mukkamala is party to an amended and restated employment agreement with us effective November 6, 2025. This employment agreement has no specific term and constitutes at-will employment. Mr. Mukkamala's current annual base salary is $450,000. Mr. Mukkamala is also eligible to receive benefits that are substantially similar to those of our other executive-level employees. His employment agreement also specifies his eligibility for an annual incentive bonus, which is currently targeted at $337,500 for fiscal 2026. Payment of any bonus to Mr. Mukkamala is subject to approval by our board of directors.

The employment agreements for Messrs. Coleman, Price, Breeden and Mukkamala provide that in the event that we terminate their employment for any reason, other than for "cause" (as such term is defined below) or certain other triggering events noted below, such executive officer would be entitled to the following severance benefits: (i) payments in equal installments over an 18-month period an amount equal to the sum of (a) 150% of their then-current annual base salary and (b) a pro-rata amount of their then-current annual cash incentive bonus at target for the fiscal year of their termination, pro-rated for their number of days of employment in such year; (ii) immediate acceleration of the vesting of any equity awards subject to time-based vesting which would have otherwise occurred had they remained employed over the 12 months following their termination; (iii) continued eligibility to vest in the portion of any then-outstanding performance based equity awards that would have otherwise vested had they remained employed and based upon attainment of relevant performance goals within the 12 months following their termination; and, (iv) payment of the monthly amount of COBRA continuation coverage for up to 18 months, subject to their continued eligibility for COBRA coverage.

The employment agreements for Messrs. Coleman, Price, Breeden and Mukkamala also provide that in the event that we terminate their employment for any reason, other than for "cause," or if any such executive officer resigns for "good" reason (as such term is defined below), in either case during the period of time extending from 60 days prior to and 24 months following the closing of any "change in control" (as defined in the employment agreements), such executive officer would be entitled to the following severance benefits: (i) payment in one lump sum an amount equal to the sum of (a) 200% of their then-current annual base salary and (b) a pro-rata amount of the greater of their then-current annual cash incentive bonus for the fiscal year of termination, (x) at target, or (y) based upon attainment of applicable performance goals through the date of determination, in either case pro-rated for their number of days of employment in such year; (ii) immediate acceleration of the vesting of any equity awards subject to time-based vesting; (iii) continued eligibility to vest in any then-outstanding performance based equity awards for the remainder of their applicable terms; and, (iv) payment by of the monthly amount of COBRA continuation coverage for up to 24 months, subject to their continued eligibility for COBRA coverage.

The employment agreements for Messrs. Coleman, Price, Breeden and Mukkamala also provide that in the event of the termination of their employment as a result of their death or "disability" (as defined in the employment agreements), such executive officer or their estate would be entitled to the following severance benefits: (i) immediate acceleration of the vesting of any equity awards subject to time-based vesting; and, (ii) continued eligibility to vest in any then-outstanding performance based equity awards for the remainder of their applicable terms.

"Cause" is defined under the NEOs' employment agreements as: (a) acts or omissions constituting gross negligence, recklessness or willful misconduct on the part of the executive officer with respect to the NEO’s obligations or otherwise relating to our business; (b) the NEO’s material breach of the employment agreement or the Confidentiality, Non-Competition and Proprietary Rights Assignment Agreement, or PRIA, entered into between us and the NEO; (c) the NEO’s conviction or entry of a plea of nolo contendere for fraud, misappropriation or embezzlement, or any felony or crime of moral turpitude; or,

(d) the NEO’s willful failure to perform his or her material duties as determined in the sole and our exclusive discretion (other than any such failure resulting from a "disability" (as defined in the employment agreements)).

"Good reason" is defined in the NEOs' employment agreements as the occurrence of any of the following actions taken by us without the executive officer’s prior written consent: (i) a material reduction in base salary; (ii) a material reduction in the NEO’s authorities, duties or responsibilities and, in the case of the NEOs other than Mr. Flake, a material diminution in the authority, duties, or responsibilities of the supervisor specified in the employment agreements to whom such executive officer is required to report; (iii) in the case of Mr. Flake, a requirement that he report to a corporate officer or employee instead of reporting directly to our board of directors; (iv) a material diminution in the budget over which the executive officer retains authority; (v) relocation of executive officer’s principal place of employment to a place that increases the executive officer’s one-way commute by more than 30 miles as compared to the executive officer’s then-current principal place of employment immediately prior to such relocation; or, (vi) any material breach by us of the terms of the employment agreements.

In order to resign for "good reason," an executive officer must provide written notice to us within 30 days after the first occurrence of the event giving rise to "good reason" setting forth the basis for the NEO’s resignation, allow us at least 30 days from receipt of such written notice to cure such event, and if such event is not reasonably cured within such period, the NEO must resign from all positions the NEO then holds with us not later than 30 days after the expiration of such cure period.

Each NEO's entitlement to the severance payments described above is conditioned upon execution of a separation agreement including a general release of all claims in a form satisfactory to us, and such payments will cease if any such named executive officer materially breaches the obligations in their PRIA or the release of claims.

In addition, each of the NEOs' equity award agreements provide for potential benefits due upon a termination of employment upon a change in control as described below under "Potential Payments Upon Termination and Change in Control—Change in Control Acceleration."

To the extent that any severance or other compensation payment to any of our NEOs pursuant to an employment agreement or any other agreement constitutes an "excess parachute payment" within the meaning of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, or the Code, then such NEO will receive the full amount of such severance and other payments, or a reduced amount intended to avoid the application of Sections 280G and 4999 of the Code, whichever provides the executive with the highest amount on an after-tax basis.

Change in Control Acceleration

Under our 2014 Equity Incentive Plan, or the 2014 Plan, and our 2023 Equity Incentive Plan, or the 2023 Plan, RSU agreements applicable to the NEOs as of December 31, 2025 provide that if the officer, within twelve months of a change of control, (i) is terminated without cause or (ii) resigns for good reason, or if the acquiring company does not assume or substitute for any options or RSUs held by such executive officer, then all of the unvested stock options and RSUs shall become immediately vested and exercisable in full.

Under the 2014 Plan, "good reason" is defined in the award agreements as any one or more of the following (i) we materially reduce the NEO's title or position or assign to the NEO authority or duties which are materially inconsistent with the usual and customary operational authority and duties of a person in the NEO's position in similarly-situated companies, (ii) we materially reduce the NEO’s base compensation, or (iii) we require the NEO to relocate to any place outside a fifty (50) mile radius of the NEO's designated primary work location. Under the 2014 Plan, "cause" is defined in the award agreements as a grantee's: (i) theft, dishonesty, or falsification of our documents or records, (ii) improper use or disclosure of our confidential or proprietary information, (iii) any action which has a material detrimental effect on our reputation or business, (iv) the failure or inability to perform any reasonable assigned duties after written notice from us of, and a reasonable opportunity to cure, such failure or inability, (v) any material breach of any employment agreement with us, which breach is not cured pursuant to the terms of such agreement or (vi) the conviction (including any plea of guilty or nolo contendere) of any criminal act which impairs the participant's ability to perform his or her duties with us.

Under the 2023 Plan, "good reason" is defined in the award agreements as any one or more of the following (i) any failure by us to pay, or any material reduction by us of, the NEO’s base salary in effect immediately prior to the date of an applicable change in control event (unless reductions comparable in amount and duration are concurrently made for all other of our employees with responsibilities, organizational level and title comparable to the NEOs), or (ii) any failure by us to (1) continue to provide the NEO with the opportunity to participate, on terms no less favorable than those in effect for the benefit of any employee or service provider group which customarily includes a person holding the employment or service provider position or a comparable position with us then held by the NEO, in any benefit or compensation plans and programs, including, but not limited to, our life, disability, health, dental, medical, savings, profit sharing, stock purchase and retirement plans, if any, in which the NEO was participating immediately prior to the date of an applicable change in control, or their equivalent, or (2) provide the NEO with all other fringe benefits (or their equivalent) from time to time in effect for the benefit of any employee or service provider group which customarily includes a person holding the employment or service provider position or a comparable position with us then held by the NEO. Under the 2023 Plan, "cause" has the meaning ascribed to it in the NEO's employment agreement.

Under the 2023 Plan, the relative TSR PSU agreements applicable to the NEOs as of December 31, 2025 provide that in the event of a change of control, the determination date of the number of previously unearned shares of our common stock earned pursuant to the awards will be accelerated to the date immediately prior to the change of control, and the number of previously unearned shares of our common stock earned, if any, will be determined by using the change of control transaction price (rather than the 30-day average price of our common stock) and such shares will be deemed to have vested as of the date immediately prior to the closing date of the change in control transaction.

Under the 2023 Plan, the Adjusted EBITDA Margin PSU agreements applicable to the NEOs as of December 31, 2025 provide that in the event of a change of control, the target number shares will be deemed to have vested as of the date immediately prior to the closing date of the change in control transaction.

Potential Payment Tables
Involuntary Termination Not in Connection with Change in Control
The table below estimates the payments and benefits that each of our NEOs would have received in the event his or her employment had been involuntarily terminated without "cause" (as defined above in "Compensation of Named Executive Officers - Potential Payments upon Termination and Change in Control") not in connection with a change in control as of December 31, 2025.

	Cash Payments			Equity Acceleration
Named Executive Officer	Salary ($)	Bonus ($)	COBRA ($)	Shares(1)	Market Value of Accelerated Equity (net of exercise price, if any) ($)(2)	Total ($)
Matthew P. Flake	$1,040,000	$520,000	$68,883	225,326	$16,259,524	$17,888,407
Kirk L. Coleman	675,000	450,000	51,171	135,975	9,811,956	10,988,127
Jonathan A. Price	675,000	450,000	51,850	81,458	5,878,009	7,054,859
John E. Breeden	600,000	300,000	50,908	80,179	5,785,717	6,736,625
Himagiri Mukkamala	675,000	337,500	51,850	33,501	2,417,432	3,481,782

(1)Includes shares resulting from continued vesting of PSUs for the 12 months following the date of termination, assuming on target performance.
(2)Amounts are based on the closing price of $72.16 of our common stock on the NYSE on December 31, 2025.
Death or Disability Termination Not in Connection with Change in Control
The table below estimates the payments and benefits that each of our NEOs would have received in the event his or her employment had been involuntarily terminated as a result of their death or disability not in connection with a change in control as of December 31, 2025.

	Cash Payments			Equity Acceleration
Named Executive Officer	Salary ($)	Bonus ($)	COBRA ($)	Shares(1)	Market Value of Accelerated Equity (net of exercise price, if any) ($)(2)	Total ($)
Matthew P. Flake	$—	$—	$—	494,632	$35,692,645	$35,692,645
Kirk L. Coleman	—	—	—	276,956	19,985,145	19,985,145
Jonathan A. Price	—	—	—	200,080	14,437,773	14,437,773
John E. Breeden	—	—	—	162,991	11,761,431	11,761,431
Himagiri Mukkamala	—	—	—	88,965	6,419,714	6,419,714

(1)Includes shares resulting from continued vesting of PSUs for their remaining terms following the date of termination, assuming on target performance
(2)Amounts are based upon on the closing price of $72.16 of our common stock on the NYSE on December 31, 2025.

Equity Awards Assumed or Continued in Change in Control with no Termination
The table below estimates the payments and benefits that each of our NEOs would have received in the event of a change in control as of December 31, 2025 where, in connection therewith, his or her employment had not been involuntarily terminated without "cause" nor voluntarily terminated for "good reason" and the acquiring entity elects to assume, substitute or continue our equity awards in such change in control.

	Cash Payments			Equity Acceleration
Named Executive Officer	Salary ($)	Bonus ($)	COBRA ($)	Shares(1)	Market Value of Accelerated Equity (net of exercise price, if any) ($)	Total ($)
Matthew P. Flake	$—	$—	$—	385,091	$27,788,167	$27,788,167
Kirk L. Coleman	—	—	—	211,513	15,262,778	15,262,778
Jonathan A. Price	—	—	—	150,795	10,881,367	10,881,367
John E. Breeden	—	—	—	128,137	9,246,366	9,246,366
Himagiri Mukkamala	—	—	—	59,885	4,321,302	4,321,302

(1)Consists of shares earned upon the change of control pursuant to PSUs. Amounts are based upon an assumed change of control transaction price of $72.16 which is equal to the closing price of our common stock on the NYSE on December 31, 2025, the last trading day of 2025. The market value of the accelerated vesting of Relative TSR PSUs is calculated on an award-by-award basis by multiplying (i) $72.16, by (ii) target number of shares of our common stock underlying the applicable PSU award after taking into account the applicable performance modifier resulting from the assumed change of control transaction price and excluding any shares already earned for prior performance periods. A change of control transaction price of $72.16 would have resulted in achievement of total stockholder return performance at: (a) with respect to Relative TSR PSUs granted to NEOs (other than Mr. Mukkamala) in March 2023, the 89.68 percentile of the S&P Software & Services Select Index for the applicable performance period, which would entitle the NEOs to earn 199.19% of then unearned shares of our common stock underlying such awards held by them, (b) with respect to Relative TSR PSUs granted to Mr. Coleman in May 2023, the 95.80 percentile of the S&P Software & Services Select Index for the applicable performance period, which would entitle him to earn 200% of then unearned shares of our common stock underlying such award, (c) with respect to Relative TSR PSUs granted to Mr. Mukkamala in December 2023, the 89.74 percentile of the S&P Software & Services Select Index for the applicable performance period, which would entitle him to earn 199.36% of then unearned shares of our common stock underlying such award, (d) with respect to Relative TSR PSUs granted to NEOs in March 2024, the 88.60 percentile of the S&P Software & Services Select Index for the applicable performance period, which would entitle the NEOs to earn 196.49% of then unearned shares of our common stock underlying such awards, (e) with respect to Relative TSR PSUs granted to NEOs in March 2025, the 43.85 percentile of the S&P Software & Services Select Index for the applicable performance period, which would entitle the NEOs to earn 87.69% of then unearned shares of our common stock underlying such awards and, (f) with respect to the Adjusted

EBITDA Margin PSUs granted to NEOs in March 2023, March 2024, and March 2025 the market value of the accelerated vesting of is calculated on an award-by-award basis by multiplying (i) $72.16, by (ii) target number of shares of our common stock underlying the applicable PSU award.

Equity Awards Not Assumed or Continued in Change in Control with no Termination
The table below estimates the payments and benefits that each of our NEOs would have received in the event of a change in control as of December 31, 2025 where, in connection therewith, his or her employment was not involuntarily terminated without "cause" nor voluntarily terminated for "good reason" and the acquiring entity did not elect to assume, substitute or continue our equity awards in such change in control.

	Cash Payments			Equity Acceleration
Named Executive Officer	Salary ($)	Bonus ($)	COBRA ($)	Shares(1)	Market Value of Accelerated Equity (net of exercise price, if any) ($)	Total ($)
Matthew P. Flake	$—	$—	$—	610,470	$44,051,515	$44,051,515
Kirk L. Coleman	—	—	—	342,224	24,694,884	24,694,884
Jonathan A. Price	—	—	—	242,245	17,480,399	17,480,399
John E. Breeden	—	—	—	202,820	14,635,491	14,635,491
Himagiri Mukkamala	—	—	—	106,397	7,677,608	7,677,608

(1)Consists of shares earned upon the change of control pursuant to RSUs and PSUs. Amounts are based upon an assumed change of control transaction price of $72.16 which is equal to the closing price of our common stock on the NYSE on December 31, 2025, the last trading day of 2025. The market value of the accelerated vesting of RSUs is calculated by multiplying (i) $72.16, by (ii) target number of shares of our common stock underlying the applicable PSU award after taking into account the applicable performance modifier resulting from the assumed change of control transaction price and excluding any shares already earned for prior performance periods. A change of control transaction price of $72.16 would have resulted in achievement of total stockholder return performance at: (a) with respect to Relative TSR PSUs granted to NEOs (other than Mr. Mukkamala) in March 2023, the 89.68 percentile of the S&P Software & Services Select Index for the applicable performance period, which would entitle the NEOs to earn 199.19% of then unearned shares of our common stock underlying such awards held by them, (b) with respect to Relative TSR PSUs granted to Mr. Coleman in May 2023, the 95.80 percentile of the S&P Software & Services Select Index for the applicable performance period, which would entitle him to earn 200% of then unearned shares of our common stock underlying such award, (c) with respect to Relative TSR PSUs granted to Mr. Mukkamala in December 2023, the 89.74 percentile of the S&P Software & Services Select Index for the applicable performance period, which would entitle him to earn 199.36% of then unearned shares of our common stock underlying such award, (d) with respect to Relative TSR PSUs granted to NEOs in March 2024, the 88.60 percentile of the S&P Software & Services Select Index for the applicable performance period, which would entitle the NEOs to earn 196.49% of then unearned shares of our common stock underlying such awards, (e) with respect to Relative TSR PSUs granted to NEOs in March 2025, the 43.85 percentile of the S&P Software & Services Select Index for the applicable performance period, which would entitle the NEOs to earn 87.69% of then unearned shares of our common stock underlying such awards and, (f) with respect to the Adjusted EBITDA Margin PSUs granted to NEOs in March 2023, March 2024, and March 2025 the market value of the accelerated vesting of is calculated on an award-by-award basis by multiplying (i) $72.16, by (ii) target number of shares of our common stock underlying the applicable PSU award.

Involuntary Termination in Connection with Change in Control

The table below estimates the payments and benefits that each of our NEOs would have received in the event his or her employment had been involuntarily terminated without "cause" or voluntarily terminated for "good reason," in either case immediately following a change in control, assuming the termination and change of control occurred on December 31, 2025.

	Cash Payments			Equity Acceleration
Named Executive Officer	Salary ($)	Bonus ($)	COBRA ($)	Shares(1)	Market Value of Accelerated Equity (net of exercise price, if any) ($)	Total ($)
Matthew P. Flake	$1,300,000	$520,000	$86,104	610,470	$44,051,515	$45,957,619
Kirk L. Coleman	900,000	450,000	68,228	342,224	24,694,884	26,113,112
Jonathan A. Price	900,000	450,000	69,133	242,245	17,480,399	18,899,532
John E. Breeden	800,000	300,000	67,878	202,820	14,635,491	15,803,369
Himagiri Mukkamala	900,000	337,500	69,133	106,397	7,677,608	8,984,241

(1)Consists of shares earned upon the change of control pursuant to RSUs and PSUs. Amounts are based upon an assumed change of control transaction price of $72.16 which is equal to the closing price of our common stock on the NYSE on December 31, 2025, the last trading day of 2025. The market value of the accelerated vesting of RSUs is calculated by multiplying (i) $72.16, by (ii) target number of shares of our common stock underlying the applicable PSU award after taking into account the applicable performance modifier resulting from the assumed change of control transaction price and excluding any shares already earned for prior performance periods. A change of control transaction price of $72.16 would have resulted in achievement of total stockholder return performance at: (a) with respect to Relative TSR PSUs granted to NEOs (other than Mr. Mukkamala) in March 2023, the 89.68 percentile of the S&P Software & Services Select Index for the applicable performance period, which would entitle the NEOs to earn 199.19% of then unearned shares of our common stock underlying such awards held by them, (b) with respect to Relative TSR PSUs granted to Mr. Coleman in May 2023, the 95.80 percentile of the S&P Software & Services Select Index for the applicable performance period, which would entitle him to earn 200% of then unearned shares of our common stock underlying such award, (c) with respect to Relative TSR PSUs granted to Mr. Mukkamala in December 2023, the 89.74 percentile of the S&P Software & Services Select Index for the applicable performance period, which would entitle him to earn 199.36% of then unearned shares of our common stock underlying such award, (d) with respect to Relative TSR PSUs granted to NEOs in March 2024, the 88.60 percentile of the S&P Software & Services Select Index for the applicable performance period, which would entitle the NEOs to earn 196.49% of then unearned shares of our common stock underlying such awards, (e) with respect to Relative TSR PSUs granted to NEOs in March 2025, the 43.85 percentile of the S&P Software & Services Select Index for the applicable performance period, which would entitle the NEOs to earn 87.69% of then unearned shares of our common stock underlying such awards and, (f) with respect to the Adjusted EBITDA Margin PSUs granted to NEOs in March 2023, March 2024, and March 2025 the market value of the accelerated vesting of is calculated on an award-by-award basis by multiplying (i) $72.16, by (ii) target number of shares of our common stock underlying the applicable PSU award.

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain two compensation plans that provide for the issuance of our common stock to officers and other employees, directors and consultants. These consist of the 2023 Plan and the 2014 Employee Stock Purchase Plan, or ESPP, each of which has been approved by our stockholders. The following table sets forth information regarding outstanding options and rights and shares reserved for future issuance under the foregoing plans as of December 31, 2025:

Plan Category	Number of shares to be issued upon exercise of outstanding options and rights(a)		Weighted-average exercise price of outstanding options and rights(b)		Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column(a)
Equity compensation plans approved by stockholders	3,478,963	(1)	$—	(2)	6,716,420	(3)
Equity compensation plans not approved by stockholders	—				—
Total	3,478,963				6,716,420

(1)Consists of 2,600,216 shares of our common stock subject to RSUs and 878,747 shares of our common stock subject to PSUs assuming on target performance. Assuming, instead, that the maximum performance level was achieved on such PSUs, the amount of common stock that would be issued on account of outstanding awards would increase by 878,747 shares. Excludes purchase rights that accrue under the ESPP. Purchase rights under the ESPP are considered equity compensation for accounting purposes; however, the number of shares to be purchased is indeterminable until the time shares are actually issued, as automatic employee contributions may be terminated before the end of an offering period and the purchase price is not yet known.

(2)RSUs and PSUs do not have exercise prices associated with them. The exercise prices of purchase rights under the ESPP have not been included for the reasons described in footnote (1) above.

(3)Includes 5,587,456 shares of common stock available for issuance in connection with future awards under our 2023 Plan, assuming maximum performance achieved on the PSUs, and 1,128,964 shares of common stock available for future issuance under the ESPP. Assuming target performance on the PSUs were achieved, the shares available for issuance under the 2023 Plan would be 6,455,336.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our CEO, Mr. Flake:

For 2025:

•the annual total compensation of our median employee was $121,334;

•the annual total compensation of our CEO was $11,492,510; and

•the ratio of the annual total compensation of our CEO to the median of the annual total compensation of our employees was 95 to 1. This ratio is a reasonable estimate calculated in a manner consistent with SEC rules.

We identified the employee with compensation at the median of the annual total compensation of all our employees in 2025 using the following methodology:

•In determining our employee population, we considered the individuals, excluding our CEO, who were employed by us and our consolidated subsidiaries on December 31, 2025, whether employed on a full-time, part-time, seasonal or temporary basis. We did not include any contractors or other non-employee workers in our employee population.

•To identify our median employee, we chose to use the sum of the following amounts: (i) salary or gross wages paid for fiscal 2025 and (ii) bonuses and cash incentives paid for fiscal 2025 (excluding allowances, relocation payments, and profit-sharing). We selected the foregoing compensation elements because they represented our principal broad-based compensation elements. Payments not made in U.S. dollars were converted to U.S. dollars. After identifying the median employee, we calculated annual total compensation for the median employee according to the methodology used to report the annual compensation of our NEOs in the 2025 Summary Compensation Table.

•For permanent employees hired during 2025, we annualized their salary or base pay as if they had been employed for the entire measurement period. For simplicity, for hourly employees we calculated annual base pay using a reasonable estimate of the hours worked during 2025 for hourly employees and stated base salary as of December 31, 2025 for our remaining employees. We did not make any cost-of-living adjustment.

As disclosed in the 2025 Summary Compensation Table, the annual total compensation for our CEO was $11,492,510.

Because SEC rules for identifying the median of the annual total compensation of all employees allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee population and compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies have different employee populations and compensation practices and may have used different methodologies, exclusions, estimates and assumptions in calculating their pay ratios. As explained by the SEC when it adopted these rules, the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company's compensation practices and pay ratio disclosures.

PAY VERSUS PERFORMANCE

The following information sets forth the relationship between executive "compensation actually paid" or "CAP" as calculated as described below and certain financial performance of Q2 in accordance with SEC rules. It includes compensation for our Principal Executive Officer, or PEO, and average compensation for our NEOs other than our PEO, or the non-PEO NEOs.

					Value of Initial Fixed $100 Investment Based on(3):
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1), (2)	Average Summary Compensation Table Total for Non-PEO NEOs(1)	Average Compensation Actually Paid to Non-PEO NEOs (1), (2)	Total Share-holder Return	S&P Software & Services Select Index Total Stockholder Return	Net Income (in millions)	Bookings(4) ((in millions)
2025	$11,492,510	$(10,356,440)	$4,992,855	$(1,475,700)	$57	$123	$52.0	$9.2
2024	12,099,260	65,614,344	4,985,725	21,758,604	80	124	(38.5)	8.6
2023	11,354,586	18,092,410	4,985,611	7,971,755	34	99	(65.4)	9.2
2022	8,119,052	(2,081,882)	3,633,784	481,741	21	71	(109.0)	7.6
2021	7,882,966	(5,731,441)	2,296,154	416,081	63	108	(112.7)	6.5

(1)The PEO for 2021 through 2025 was Matthew P. Flake. The non-PEO NEOs for each year were as follows: 2025: Kirk L. Coleman, Jonathan A. Price, John E. Breeden, and Himagiri Mukkamala. 2024: Kirk L. Coleman, Jonathan A. Price, Michael A. Volanoski, John E. Breeden and David J. Mehok.. 2023: David J. Mehok, Kirk L. Coleman, John E. Breeden and Michael A. Volanoski. 2022 and 2021: David J. Mehok, John E. Breeden, Michael A. Volanoski and Jonathan A. Price.

(2)Compensation Actually Paid, or CAP, was calculated beginning with the Summary Compensation Table, or SCT total for the PEO and average of the totals for the non-PEO NEOs. The amounts listed in the table below were deducted from or added to the applicable SCT total compensation to determine CAP. Equity award fair value amounts below are computed in accordance with FASB ASC Topic 718, consistent with the fair value methodology used to account for share-based payments in our financial statements under generally accepted accounting principles.

	Fiscal 2025
	PEO	Average non-PEO NEO
Summary Compensation table total for applicable year	$11,492,510	$4,992,855
Deduction for amounts reported under the "Stock Awards" and "Option Awards" columns in the Summary Compensation table for applicable year	(10,372,999)	(4,149,147)
Increase based on ASC Topic 718 fair value of awards granted during applicable year that remain unvested as of applicable year end, determined as of applicable year end	11,576,353	4,630,487
Increase/deduction for awards granted in prior years that were outstanding and unvested as of applicable year end, determined based on change in ASC Topic 718 fair value from the prior year end to the applicable year end	(16,482,538)	(5,333,368)
Increase/deduction for awards granted in prior years that vested during the applicable year, determined based on change in ASC Topic 718 fair value from the prior year end to the vesting date	(6,569,766)	(1,616,527)
Deduction for fair value at the end of the prior year of equity awards that failed to meet vesting conditions in the year	—	—
Compensation Actually Paid	$(10,356,440)	$(1,475,700)

(3)    The values disclosed in these TSR columns represent the measurement period value of an initial fixed investment of $100 (assuming reinvestment of dividends, if any) in our stock or in the S&P Software & Services Select Index TSR on December 31, 2020, and then valued again on each of December 31, 2021, December 31, 2022, December 31, 2023, December 31, 2024, and December 31, 2025.

(4)    Bookings are expressed as monthly recurring revenue. The bookings for each fiscal year is based on committed or contracted levels in customer agreements signed in the respective year, with an exclusion for one-time services.

Pay versus Performance Relationship

See the Compensation Discussion & Analysis for a description of how our compensation committee assesses the relationship between executive compensation and performance.

The chart below provides a comparison between (i) the total stockholder return of Q2 and of the S&P Software & Services Select Index assuming a fixed $100 initial investment on December 31, 2020 and reinvestment of dividends, and (ii) the compensation actually paid to our PEO and the average compensation actually paid to our non-PEO NEOs for the years ended December 31, 2021, 2022, 2023, 2024 and 2025.

Company TSR and S&P Software & Services Select Index TSR vs. Compensation Actually Paid
$100
$108
$63
$71
$21
$99
$34
$124
$80
$123
$57
$65.6M
$18.1M
$21.8M
$8.0M
$0.4M
$0.5M
-$5.7M
-$2.1M
-$10.4M
-$1.5M
FY 2020
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025
Compensation Actually Paid (CEO)
Avg. Compensation Actually Paid (Non-CEO NEO)
Company TSR
S&P Software & Services Select Index TSR

	Fiscal 2021	Fiscal 2022	Fiscal 2023	Fiscal 2024	Fiscal 2025
PEO Compensation Actually Paid	$(5,731,441)	$(2,081,882)	$18,092,410	$65,614,344	$(10,356,440)
Avg. non-PEO NEO Compensation Actually Paid	416,081	481,741	7,971,755	21,758,604	(1,475,700)
Company TSR	63	21	34	80	57
S&P Software & Services Select Index TSR	108	71	99	124	123

The chart below provides a comparison between (i) Q2’s Net Income and (ii) compensation actually paid to our PEO and average compensation actually paid to our non-PEO NEOs for the years ended December 31, 2021, 2022, 2023, 2024 and 2025.

Net Income vs. Compensation Actually Paid
$65.6M
$52.0M
$21.8M
$18.1M
$8.0M
-$38.5M
$0.4M
$0.5M
-$65.4M
-$2.1M
-$1.5M
-$5.7M
-$112.7M
-$109.0M
-$10.4M
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025
Compensation Actually Paid (CEO)
Avg. Compensation Actually Paid (Non-CEO NEO)
Net Income (in millions)

	Fiscal 2021	Fiscal 2022	Fiscal 2023	Fiscal 2024	Fiscal 2025
PEO Compensation Actually Paid	$(5,731,441)	$(2,081,882)	$18,092,410	$65,614,344	$(10,356,440)
Avg. non-PEO NEO Compensation Actually Paid	416,081	481,741	7,971,755	21,758,604	(1,475,700)
Net Income (in millions)	(112.70)	(109.00)	(65.40)	(38.50)	52.00

The chart below provides a comparison between (i) Q2’s bookings for the specified fiscal year and (ii) compensation actually paid to our PEO and average compensation actually paid to our non-PEO NEOs for the years ended December 31, 2021, 2022, 2023, 2024 and 2025.

	Fiscal 2021	Fiscal 2022	Fiscal 2023	Fiscal 2024	Fiscal 2025
PEO Compensation Actually Paid	$(5,731,441)	$(2,081,882)	$18,092,410	$65,614,344	$(10,356,440)
Avg. non-PEO NEO Compensation Actually Paid	416,081	481,741	7,971,755	21,758,604	(1,475,700)
Bookings (in millions)	6.5	7.6	9.2	8.6	9.2

Performance Measures

The following performance measures are the most important used by Q2 to link executive compensation actually paid to the NEOs to company performance during the year ended December 31, 2025.

Company-selected performance measures
Revenue(1)
Adjusted EBITDA
Bookings
Relative Total Stockholder Return

(1)    Previously Non-GAAP Revenue. Beginning in the year ended December 31, 2024, because there was no impact of purchase accounting on revenue, our Non-GAAP revenue is now equivalent to our GAAP revenue.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transaction Policy

We have a written policy on authorizations, the Related Party Transactions Policy, which includes specific provisions for related party transactions. Pursuant to the Related Party Transactions Policy, related party transactions include any transaction, arrangement or relationship, or series of such transactions, including any indebtedness or guarantees, in which the amount involved exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest. In the event that a related party transaction is identified, such transaction must be reported to our Corporate Secretary and subsequently must be reviewed and approved or ratified by the chair of our audit committee or our full audit committee, depending on the amount of the transaction. Any member of the audit committee who is one of the parties in the related party transaction and who has a direct material interest in the transaction may not participate in the approval of the transaction. The audit committee has pre-approved certain potential related party transactions in advance, including employment of executive officers and director compensation.

Related Party Transactions

Since the beginning of fiscal 2025, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, except for the compensation and other arrangements described in "Corporate Governance—Compensation of Directors" and "Compensation of Named Executive Officers" elsewhere in this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and footnotes set forth information with respect to the beneficial ownership of our common stock as of March 31, 2026 by:

•each stockholder, or group of affiliated stockholders, who we know beneficially owns more than 5% of the outstanding shares of our common stock;

•each of our NEOs;

•each of our current directors and director nominees; and

•all of our current directors and current executive officers as a group.

Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power.

Applicable percentage ownership in the following table is based on 62,665,483 shares of common stock outstanding as of March 31, 2026. Shares of common stock subject to RSUs or PSUs which will vest within 60 days of March 31, 2026 are deemed to be outstanding for calculating the number and percentage of outstanding shares of the person holding such options, RSUs or PSUs, but are not deemed to be outstanding for calculating the percentage ownership of any other person. Beneficial ownership or voting power representing less than 1% is denoted with an asterisk (*).

Shares shown in the table below include shares held in the beneficial owner's name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner's account. Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over the shares listed, except for those jointly owned with that person's spouse.

Unless otherwise noted below, the address of each person listed on the table is c/o Q2 Holdings, Inc., 10355 Pecan Park Boulevard, Austin, Texas 78729.

Name of Beneficial Owner	Number of Shares of Common Stock	Percentage of Common Stock Owned
5% Stockholders:
Entities affiliated with BlackRock, Inc.(1)	9,200,043	14.7	%
Entities affiliated with The Vanguard Group, Inc.(2)	6,952,205	11.1	%
Entities affiliated with Capital Research Global Investors(3)	3,141,044	5.0	%

Named Executive Officers and Directors:
Matthew P. Flake(4)	239,341	*
Kirk L. Coleman(5)	78,716	*
Jonathan A. Price(6)	80,547	*
John E. Breeden(7)	—	*
Himagiri Mukkamala(8)	16,547	*
R. Lynn Atchison(9)	21,656	*
Stephen C. Hooley(9)	20,198	*
Andre L. Mintz(9)	2,351	*
James R. Offerdahl(9)	16,414	*
Margaret L. Taylor(9)	20,402	*
Lynn Antipas Tyson(9)	13,416	*
All executive officers and directors as a group (13 persons)(10)	549,513	*	%

(1)Based solely on a Schedule 13G/A filed on October 2, 2025. BlackRock, Inc. has sole voting power with respect to 9,088,884 shares and sole dispositive power with respect to 9,200,043 shares. Such shares are held by BlackRock, Inc. and its wholly owned subsidiaries in a fiduciary capacity. The address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.

(2)The information in the table is based solely on a Schedule 13G/A filed on February 13, 2024 by The Vanguard Group, Inc. (“Vanguard”), reporting that is has shared voting power with respect to 106,928 shares, sole dispositive power with respect to 6,783,246 shares and shared dispositive power with respect to 168,959 shares, held by Vanguard and its wholly owned subsidiaries in a fiduciary capacity. On March 27, 2026, Vanguard further amended its Schedule 13G/A to disclose an internal realignment that occurred on January 12, 2026. Due to the internal realignment, certain subsidiaries or business divisions of subsidiaries of Vanguard that formerly had, or were deemed to have, beneficial ownership with Vanguard will report beneficial ownership separately (on a disaggregated basis) from Vanguard. As of March 27, 2026, Vanguard reported that it no longer has, or is deemed to have, beneficial ownership over securities beneficially owned by these subsidiaries and/or business divisions. The address of The Vanguard Group, Inc. is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(3)Based solely on a Schedule 13G/A filed on February 12, 2026. The Capital research Global Investors has shared voting power with respect to 3,141,044 shares, sole dispositive power with respect to 3,141,044 shares. Such shares are held by Capital Research Global Investors and its wholly owned subsidiaries in a fiduciary capacity. The address of Capital Research Global Investors is 333 South Hope Street, 55th Fl, Los Angeles, CA 90071.
(4)Mr. Flake is our President, Chief Executive Officer, Chairman of the Board and Director.
(5)Mr. Coleman is our Chief Business Officer.
(6)Mr. Price is our Chief Financial Officer.
(7)Mr. Breeden is our Chief Delivery Officer
(8)Mr. Mukkamala is our Chief Operating Officer
(9)Member of our board of directors.
(10)Includes 1,003 shares issuable upon the RSU Lapse within 60 days of March 31, 2026.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such person.

Based solely on our review of such forms furnished to us, and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and greater-than-10% stockholders during the fiscal year ended December 31, 2025 were satisfied.

PROPOSAL NO. 3
ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Section 14A of the Exchange Act enables our stockholders to vote to approve, on an advisory or nonbinding basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with the SEC's rules. We currently conduct advisory votes on executive compensation every year, with the next vote to occur at the 2027 annual meeting.
Our compensation committee and the board of directors believe that our executive compensation program, as described in the section titled "Compensation Discussion and Analysis," the compensation tables and the related narratives and other materials in this Proxy Statement reflects our philosophy of linking the compensation of our executive officers with our performance. Our compensation committee and our board of directors believe that the executive compensation program is reasonable and effective in that it aligns the interests of our executive officers with both the short-term and long-term interests of our stockholders.
This proposal gives you as a stockholder the opportunity to endorse or not endorse our executive compensation program through the following resolution:
"RESOLVED, that the compensation of our NEOs, as described in the section titled "Compensation Discussion and Analysis," the compensation tables and the related narratives and other materials in this Proxy Statement, is hereby approved."
Because this vote is advisory, it will not be binding upon our board of directors or our compensation committee. However, our compensation committee will carefully consider the outcome of the vote when determining future executive compensation arrangements. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement.
Vote Required and Board of Directors Recommendation
The affirmative vote of a majority of the voting power of the shares in attendance at the meeting or represented by proxy and entitled to vote on the matter at the annual meeting is required for approval of this proposal. Abstentions will have the effect of a vote "against" this proposal. Broker non-votes will have no effect on the outcome of the vote.

✓	THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

STOCKHOLDER PROPOSALS OR NOMINATIONS TO BE PRESENTED AT NEXT ANNUAL MEETING

Pursuant to Rule 14a-8 under the Exchange Act, some stockholder proposals may be eligible for inclusion in our proxy statement for the 2027 annual meeting. These stockholder proposals must be submitted, along with proof of ownership of our stock and the other requirements set forth in Rule 14a-8(b), to the Corporate Secretary at our principal executive offices no later than the close of business on December 30, 2026 (120 days prior to the anniversary of this year's mailing date). Failure to deliver a proposal in accordance with these procedures may result in it not being deemed timely received.

Submitting a stockholder proposal does not guarantee that it will be included in our proxy statement. Our nominating and corporate governance committee reviews all stockholder proposals and makes recommendations to the board for actions on such proposals.

In addition, our Bylaws provide that any stockholder intending to nominate a candidate for election to the board or to propose any business at our 2027 annual meeting, other than proposals presented pursuant to Rule 14a-8, must give notice to the Corporate Secretary at our principal executive offices, not earlier than the close of business on the 120th day (February 10, 2027) nor later than the close of business on the 90th day (March 12, 2027) prior to the first anniversary of the date of the preceding year's annual meeting as first specified in the notice of meeting (without regard to any postponements or adjournments of such meeting after the notice was first given). The notice must include the information specified in our Bylaws, including information concerning the nominee or proposal, as the case may be, and information concerning the proposing or nominating stockholder's ownership of and agreements related to our stock. If the 2027 annual meeting is held more than 30 days before or after the first anniversary of the date of the 2027 annual meeting, the stockholder must submit notice of any such nomination and of any such proposal that is not made pursuant to Rule 14a-8 by the later of the 90th day prior to the 2027 annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made. We will not entertain any proposals or nominations at the meeting that do not meet the requirements set forth in our Bylaws. In addition to satisfying advance notice requirements under our Bylaws, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than those nominees nominated by the board of directors must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 11, 2027, which is 60 days prior to the anniversary date of the 2027 annual meeting. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting under proxies that we solicit to vote in accordance with our best judgment on any stockholder proposal or nomination. To make a submission or request a copy of our Bylaws, stockholders should contact our Corporate Secretary. We strongly encourage stockholders to seek advice from knowledgeable counsel before submitting a proposal or a nomination.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the board of directors knows of no other business that will be conducted at the 2026 annual meeting of stockholders other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy on such matters in accordance with their best judgment.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding Q2 stock but sharing the same address, we have adopted a procedure approved by the SEC called "householding." Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Proxy Statement and Annual Report and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our annual report and other proxy materials mailed to you, please submit a written request to our Corporate Secretary, Q2 Holdings, Inc., 10355 Pecan Park Boulevard, Austin, Texas 78729, or call our Investor Relations at 512-682-4463, and we will promptly send you what you have requested. You can also contact our Corporate Secretary or Investor Relations if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

By order of the board of directors

M. Scott Kerr
Senior Vice President, General Counsel & Corporate Secretary
  April 29, 2026

Q2 HOLDINGS, INC.
10355 PECAN PARK BOULEVARD
AUSTIN, TX 78729

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/09/2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/QTWO2026**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/09/2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME	
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

CONTROL # → 0000000000000000

SHARES

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01) R. Lynn Atchison
02) Matthew P. Flake
03) Stephen C. Hooley
04) Andre L. Mintz
05) James R. Offerdahl
06) Margaret L. Taylor
07) Lynn Antipas Tyson

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: If any other business properly comes before the meeting or any adjournment thereof, the persons named as proxies will vote in their discretion.

02 0000000000

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

0000701806_1 R2.09.05.010

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Document is available at www.proxyvote.com

Q2 HOLDINGS, INC.
Annual Meeting of Stockholders
June 10, 2026 1:00 p.m. Central Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Matthew P. Flake, Jonathan A. Price and M. Scott Kerr or any of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Q2 HOLDINGS, INC. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/QTWO2026 at 1:00 p.m. (Central Time) on June 10, 2026, and any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000701806_2 R2.09.05.010